                                                                     EXHIBIT 4.1
================================================================================

                             THE WISER OIL COMPANY

                                      AND

                             SUBSIDIARY GUARANTORS


                                 $125,000,000
                   91/2% Senior Subordinated Notes due 2007

                         ----------------------------


                                   INDENTURE


                           Dated as of May 21, 1997


                         ----------------------------



                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    Trustee


================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE 1

                  Definitions and Incorporation by Reference

SECTION 1.01.  Definitions.................................................  1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act........... 22
SECTION 1.03.  Rules of Construction....................................... 23

                                   ARTICLE 2

                                The Securities

SECTION 2.01.  Form and Dating............................................. 24
SECTION 2.02.  Execution and Authentication................................ 24
SECTION 2.03.  Registrar and Paying Agent.................................. 24
SECTION 2.04.  Paying Agent To Hold Money in Trust......................... 25
SECTION 2.05.  Holder Lists................................................ 25
SECTION 2.06.  Replacement Securities...................................... 25
SECTION 2.07.  Outstanding Securities...................................... 25
SECTION 2.08.  Temporary Securities........................................ 26
SECTION 2.09.  Cancellation................................................ 26
SECTION 2.10.  Defaulted Interest.......................................... 26
SECTION 2.11.  CUSIP Numbers............................................... 26

                                   ARTICLE 3

                                  Redemption

SECTION 3.01.  Notices to Trustee.......................................... 27
SECTION 3.02.  Selection of Securities To Be Redeemed...................... 27
SECTION 3.03.  Notice of Redemption........................................ 27
SECTION 3.04.  Effect of Notice of Redemption.............................. 28
SECTION 3.05.  Deposit of Redemption Price................................. 28
SECTION 3.06.  Securities Redeemed in Part................................. 28

                                   ARTICLE 4

                                   Covenants

SECTION 4.01.  Payment of Securities....................................... 28
SECTION 4.02.  Commission Reports.......................................... 29
SECTION 4.03.  Limitation on Indebtedness.................................. 29

SECTION 4.04.  Limitation on Restricted Payments........................... 30
SECTION 4.05.  Limitation on Restrictions on Distributions
                   from Restricted Subsidiaries............................ 32
SECTION 4.06.  Limitation on Asset Sales................................... 33
SECTION 4.07.  Limitation on Transactions with Affiliates.................. 35
SECTION 4.08.  Limitation on Issuance and Sale of Capital Stock
                   of Restricted Subsidiaries.............................. 37
SECTION 4.09.  Change of Control........................................... 36
SECTION 4.10.  Limitation on Liens......................................... 38
SECTION 4.11.  Incurrence of Layered Indebtedness.......................... 38
SECTION 4.12.  Restricted and Unrestricted Subsidiaries.................... 38
SECTION 4.13.  Future Guarantors........................................... 39
SECTION 4.14.  Maintenance of Office or Agency............................. 39
SECTION 4.15.  Money for the Security Payments to be Held in Trust......... 40
SECTION 4.16.  Payment of Taxes and Other Claims........................... 40
SECTION 4.17.  Corporate Existence......................................... 40
SECTION 4.18.  Compliance Certificate...................................... 41
SECTION 4.19.  Further Instruments and Acts................................ 41
SECTION 4.20.  Prohibition on Company and Guarantors Becoming
                   Investment Companies.................................... 41
SECTION 4.21.  Stay, Extension and Usury Laws.............................. 41

                                   ARTICLE 5

                               Successor Company

SECTION 5.01.  Merger, Consolidation and Sale of Substantially
                   All Assets.............................................. 41
SECTION 5.02.  When a Subsidiary Guarantor May Merge or Transfer
                   Assets.................................................. 42

                                   ARTICLE 6

                             Defaults and Remedies

SECTION 6.01.  Events of Default........................................... 43
SECTION 6.02.  Acceleration................................................ 44
SECTION 6.03.  Other Remedies.............................................. 45
SECTION 6.04.  Waiver of Past Defaults..................................... 45
SECTION 6.05.  Control by Majority......................................... 46
SECTION 6.06.  Limitation on Suits......................................... 46
SECTION 6.07.  Rights of Holders to Receive Payment........................ 46
SECTION 6.08.  Collection Suit by Trustee.................................. 46
SECTION 6.09.  Trustee May File Proofs of Claim............................ 46
SECTION 6.10.  Priorities.................................................. 47
SECTION 6.11.  Undertaking for Costs....................................... 47

                                   ARTICLE 7

                                    Trustee

SECTION 7.01.  Duties of Trustee........................................... 47
SECTION 7.02.  Rights of Trustee........................................... 48
SECTION 7.03.  Individual Rights of Trustee................................ 50
SECTION 7.04.  Trustee's Disclaimer........................................ 50
SECTION 7.05.  Notice of Defaults.......................................... 50
SECTION 7.06.  Reports by Trustee to Holders............................... 50
SECTION 7.07.  Compensation and Indemnity.................................. 50
SECTION 7.08.  Replacement of Trustee...................................... 51
SECTION 7.09.  Successor Trustee by Merger................................. 52
SECTION 7.10.  Eligibility; Disqualification............................... 52
SECTION 7.11.  Preferential Collection of Claims
                   Against Company......................................... 52

                                   ARTICLE 8

                      Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Securities........................ 52
SECTION 8.02.  Defeasance.................................................. 53
SECTION 8.03.  Conditions to Defeasance.................................... 54
SECTION 8.04.  Application of Trust Money.................................. 54
SECTION 8.05.  Repayment to Company........................................ 55
SECTION 8.06.  Indemnity for Government Obligations........................ 55
SECTION 8.07.  Reinstatement............................................... 55

                                   ARTICLE 9

                                  Amendments

SECTION 9.01.  Without Consent of Holders.................................. 55
SECTION 9.02.  With Consent of Holders..................................... 56
SECTION 9.03.  Compliance with Trust Indenture Act......................... 58
SECTION 9.04.  Revocation and Effect of Consents and Waivers............... 58
SECTION 9.05.  Notation on or Exchange of Securities....................... 58
SECTION 9.06.  Trustee To Sign Amendments.................................. 58
SECTION 9.07.  Payment for Consent......................................... 58

                                  ARTICLE 10

                        Subordination of the Securities

SECTION 10.01. Agreement to Subordinate.................................... 59
SECTION 10.02. Liquidation; Dissolution; Bankruptcy........................ 59
SECTION 10.03. Default on Senior Indebtedness of the Company............... 60

SECTION 10.04. Acceleration of Payment of Securities....................... 60
SECTION 10.05. When Distribution Must Be Paid Over......................... 61
SECTION 10.06. Subrogation................................................. 61
SECTION 10.07. Relative Rights............................................. 61
SECTION 10.08. Subordination May Not Be Impaired by the Company............ 61
SECTION 10.09. Rights of Trustee and Paying Agent.......................... 61
SECTION 10.10. Distribution of Notice to Representative.................... 62
SECTION 10.11. Trust Moneys Not Subordinated............................... 62
SECTION 10.12. Trustee Entitled To Rely.................................... 62
SECTION 10.13. Trustee To Effectuate Subordination......................... 62
SECTION 10.14. Trustee Not Fiduciary for Holders of Senior Indebtedness
                   of the Company.......................................... 63
SECTION 10.15. Reliance by Holders of Senior Indebtedness of the
                   Company on Subordination Provisions..................... 63
SECTION 10.16. Proofs of Claim............................................. 63
SECTION 10.17. Rights of Trustee as Holder of Senior Indebtedness
                   of the Company; Preservation of Trustee's Rights........ 63
SECTION 10.18. Article Applicable to Paying Agents......................... 64

                                  ARTICLE 11

                             Subsidiary Guaranties

SECTION 11.01. Guaranties.................................................. 64
SECTION 11.02. Limitation on Liability..................................... 66
SECTION 11.03. Successors and Assigns...................................... 66
SECTION 11.04. No Waiver................................................... 67
SECTION 11.05. Modification................................................ 67
SECTION 11.06. Release of Subsidiary Guarantor............................. 67
SECTION 11.07. Execution of Supplemental Indenture for Future
                   Subsidiary Guarantors................................... 67

                                  ARTICLE 12

                    Subordination of Subsidiary Guaranties

SECTION 12.01. Agreement to Subordinate.................................... 67
SECTION 12.02. Liquidation; Dissolution; Bankruptcy........................ 68
SECTION 12.03. Default Senior Indebtedness of a Subsidiary Guarantor....... 69
SECTION 12.04. Acceleration of Payment of Securities....................... 69
SECTION 12.05. When Guaranty Payment Must Be Paid Over..................... 70
SECTION 12.06. Subrogation................................................. 70
SECTION 12.07. Relative Rights............................................. 70
SECTION 12.08. Subordination May Not be Impaired by the Subsidiary
                   Guarantor............................................... 70
SECTION 12.09. Rights of Trustee and Paying Agent.......................... 70
SECTION 12.10. Distribution of Notice to Representative.................... 71
SECTION 12.11. Trust Moneys Not Subordinated............................... 71
SECTION 12.12. Trustee Entitled To Rely.................................... 71
SECTION 12.13. Trustee To Effectuate Subordination......................... 72

SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness
                   of the Subsidiary Guarantors............................ 72
SECTION 12.15. Reliance by Holders of Senior Indebtedness of the
                   Subsidiary Guarantors on Subordination Provisions....... 72
SECTION 12.16. Proofs of Claim............................................. 72
SECTION 12.17. Rights of Trustee as Holder of Senior Indebtedness of
                   the Subsidiary Guarantors; Preservation of Trustee's
                   Rights.................................................. 72
SECTION 12.18. Article Applicable to Paying Agents......................... 73
SECTION 12.19. Liquidation, Dissolution and Bankruptcy..................... 73

                                  ARTICLE 13

                                 Miscellaneous

SECTION 13.01. Compliance Certificates and Opinions........................ 73
SECTION 13.02. Form of Documents Delivered to Trustee...................... 74
SECTION 13.03. Acts of Holders............................................. 74
SECTION 13.04. Trust Indenture Act Controls................................ 76
SECTION 13.05. Notices..................................................... 76
SECTION 13.06. Communication by Holders with Other Holders................. 77
SECTION 13.07. When Securities Disregarded................................. 76
SECTION 13.08. Rules by Trustee, Paying Agent and Registrar................ 77
SECTION 13.09. Legal Holidays.............................................. 77
SECTION 13.10. Governing Law............................................... 77
SECTION 13.11. No Recourse Against Others.................................. 77
SECTION 13.12. Submission to Jurisdiction; Appointment of Agent
                   for Service of Process; Waiver of Immunities............ 77
SECTION 13.13. Successors.................................................. 79
SECTION 13.14. Multiple Originals.......................................... 79
SECTION 13.15. Table of Contents; Headings................................. 79

Appendix A          Provisions Relating to Initial
                    Securities and Exchange Securities
Exhibit 1 to
Appendix A          Form of Initial Security

Exhibit A           Form of Exchange Security
Exhibit B           Form of Supplemental Indenture

                             CROSS-REFERENCE TABLE


          TIA                                         Indenture
        Section                                        Section
        -------                                        -------

        310(a)(1)...................................... 7.10
           (a)(2)...................................... 7.10
           (a)(3)...................................... N.A.
           (a)(4)...................................... N.A.
           (b)......................................... 7.08; 7.10
           (c)......................................... N.A.
        311(a)......................................... 7.11
           (b)......................................... 7.11
           (c)......................................... N.A.
        312(a)......................................... 2.05
           (b)......................................... 13.06
           (c)......................................... 13.06
        313(a)......................................... 7.06
           (b)(1)...................................... N.A.
           (b)(2)...................................... 7.06
           (c)......................................... 13.05
           (d)......................................... 7.06
        314(a)......................................... 4.02; 4.18; 13.01
           (b)......................................... N.A.
           (c)(1)...................................... 13.01
           (c)(2)...................................... 13.01
           (c)(3)...................................... N.A.
           (d)......................................... N.A.
           (e)......................................... 13.01
        315(a)......................................... 7.01
           (b)......................................... 7.05
           (c)......................................... 7.01
           (d)......................................... 7.01
           (e)......................................... 6.11
316(a)(last sentence).................................. 13.07
           (a)(1)(A)................................... 6.05
           (a)(1)(B)................................... 6.04
           (a)(2)...................................... N.A.
           (b)......................................... 6.07
           (c)......................................... 13.03
        317(a)(1)...................................... 6.08
           (a)(2)...................................... 6.09
           (b)......................................... 2.04
        318(a)......................................... 13.04

                     N.A. Means Not Applicable.

-------------
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

     INDENTURE dated as of May 21, 1997, among THE WISER OIL COMPANY, a Delaware corporation (the "Company"), certain of the Company's subsidiaries signatory
                  -------
hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary
                 --------------------                          ----------
Guarantors"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee (the
----------
"Trustee").
--------

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Subordinated Notes Due 2007 (the "Initial Securities") and, if and when issued
                                  ------------------
pursuant to a registered exchange for the Initial Securities, the Company's 9 1/2% Senior Subordinated Notes Due 2007 (the "Exchange Securities" and, together
                                              -------------------
with the Initial Securities, the "Securities"):
                                  ----------


                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

     SECTION 1.01.  Definitions.
                    ------------

     "Acquired Indebtedness" means, with respect to the Company and its
      ---------------------
Restricted Subsidiaries, Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary.

     "Additional Assets" means (i) any Property (other than cash, Permitted
      -----------------
Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) made in compliance with Section 4.04 and as a result of which such other Person becomes a Restricted Subsidiary in compliance with Section 4.12, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) the costs of acquiring, exploiting, developing and exploring in respect of oil and gas properties or (v) Permitted Business Investments.

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as
      -----------------------------------------
of the date of determination, the remainder of:

          (i) the sum of (A) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and
     (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the
                                                           --------
     case of each of the determinations made pursuant to clauses (1) through
     (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(A) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (B) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (C) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (D) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus
                                                                -----

          (ii) the sum of (A) minority interests, (B) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (C) to the extent included in (i)(A) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (D) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(A) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the
      -------------------
amount by which the fair value of the Property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guaranty, of such Subsidiary Guarantor at such date.

     "Affiliate" of any specified Person means any other Person (i) which
      ---------
directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used
                                                             -------
with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling"
                                                                    -----------
and "controlled" have meanings correlative to the foregoing.
     ----------

     "Asset Sale" means with respect to any Person, any transfer, conveyance,
      ----------
sale, lease or other disposition (collectively, "dispositions," and including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (ii) any other Property of such Person or any of Its Restricted Subsidiaries; provided, however, that the term "Asset Sale"
                                --------  -------
shall not include: (A) the disposition of Permitted Short-Term Investments, inventory, accounts receivable or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (B) the disposition of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; (C) any disposition that constitutes a Restricted Payment made in compliance with Section 4.04; (D) when used with respect to the Company, any disposition of all or substantially all of the Property of the Company permitted pursuant to the provisions of the Indenture described under Section 5.01; (E) the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; (F) the disposition of any asset with a Fair Market Value of less than $1 million; or (G) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

     "Assigned Restricted Subsidiary Indebtedness" means Indebtedness of a
      -------------------------------------------
Restricted Subsidiary to the Company that the Company has assigned to the lenders under any Senior Credit Facility, as collateral securing Indebtedness of the Company under such Senior Credit Facility.

     "Average Life" means, with respect to any Indebtedness, as at any date of
      ------------
determination, the quotient obtained by dividing (i) the sum of the products of
(A) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Code, or any similar federal
      --------------
or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any
      ------------------
committee thereof duly authorized to act on behalf of such Board.

     "Board Resolutions" means a copy of a resolution certified by the Secretary
      -----------------
or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or Dallas, Texas or, with respect to any payment of cash or delivery of securities, the place of such payment or delivery.

     "Capital Lease Obligation" means any obligation which is required to be
      ------------------------
classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation. For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

     "Capital Stock" in any Person means any and all shares, interests,
      -------------
participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not
                         --------  -------
include Redeemable Stock.

     "Change of Control" shall be deemed to occur if (i) any "person" or "group"
      -----------------
(within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of the total voting power of all classes of the Voting Stock of the Company or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis,
(ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Restricted Subsidiary) shall have occurred, (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (B) either (1) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction or (2) within 25 days after the closing of any such transaction both Moody's and S&P, shall have expressly affirmed credit ratings for the Securities (after giving effect to such transaction) that are as high or higher than the highest such ratings for the Securities given by such services, respectively, at any time during the 90 days immediately prior to the public announcement of such transaction and such expressly affirmed ratings are at least B1 from Moody's and B+ from S&P or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

     "Commission" means the Securities and Exchange Commission, as from time to
      ----------
time constituted, created under the Exchange Act, or if at any time after the execution of this instrument, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of
      -------
this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Interest Coverage Ratio" means, as of the date of the
      ------------------------------------
transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount
                     ----------------
of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided, that if the Company or any of its Restricted
                      --------
Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided, further, that any Consolidated Interest Expense with
                 --------  -------
respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (i) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (ii) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

     "Consolidated Interest Expense" means, with respect to any Person for any
      -----------------------------
period, without duplication, (i) the sum of (A) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation, (4) all accrued interest, and (5) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to the Senior Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (B) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable other than in kind; (C) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (D) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (E) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the
      -----------------------
aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without
                      --------
duplication, (i) items classified as extraordinary gains or losses net of tax (less all fees and expenses relating thereto); (ii) any gain or loss, net of taxes, on the sale or other disposition of assets (less all fees and expenses relating thereto and including the Capital Stock of any other Person) (but in no event shall this clause (ii) apply to the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured or other personal property other than oil and gas in place); (iii) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period; (iv) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (v) the net income of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; and (viii) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" of any Person means the stockholders' equity of
      ----------------------
such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

     "Corporate Trust Office" means the office of the Trustee at which at any
      ----------------------
particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201.

     "Credit Agreement" means the Credit Agreement dated June 23, 1994, as
      ----------------
amended, from time to time, between the Company, The Wiser Oil Company of Canada, NationsBank of Texas, N.A., as agent, and certain banks.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or
      ---------
similar official under any Bankruptcy Law.

     "Designated Senior Indebtedness" when used with respect to the Company
      ------------------------------
means (i) any Senior Indebtedness of the Company under the Credit Agreement, and
(ii) any Senior Indebtedness of the Company which has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million that is specifically designated in the instrument evidencing such Senior Indebtedness, and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Indebtedness and the Trustee, as "Designated Senior Indebtedness" of the Company. When used with respect to a Subsidiary Guarantor, "Designated Senior Indebtedness" means (i) any Assigned Restricted Subsidiary Indebtedness of such Subsidiary Guarantor,
(ii) any Indebtedness of such Subsidiary Guarantor under the Credit Agreement or a guarantee thereof and (iii) any Senior Indebtedness of such Subsidiary Guarantor which has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million and that is specifically designated in the instrument evidencing such Senior Indebtedness, and is designated in a notice delivered by the Subsidiary Guarantor to the holders or a Representative of the holders of such Senior Indebtedness and the Trustee, as "Designated Senior Indebtedness" of the Subsidiary Guarantor.

     "Dollar-Denominated Production Payments" means production payment
      --------------------------------------
obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Default" means any event, act or condition the occurrence of which is, or
      -------
after notice or the passage of time or both would be, an Event of Default.

     "EBITDA" means with respect to any Person for any period, the Consolidated
      ------
Net Income of such Person for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (A) income tax expense (but excluding income tax expense relating to sales or other disposition of assets (including the Capital Stock of any other Person) the gains and losses from which are excluded in the determination of such Consolidated Net Income), (B) Consolidated

Interest Expense, (C) depreciation and depletion expense, (D) amortization expense, (E) exploration expense, (F) any other noncash charges, including, without limitation, unrealized foreign exchange losses; less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication, (A) income tax recovery (but excluding income tax recovery relating to sales or other dispositions of assets (excluding the Capital Stock of any other Person) the gains and losses from which are included in the determination of such Consolidated Net Income) and (B) unrealized foreign exchange gains.

     "Equity Offering" means a bona fide underwritten sale to the public of
      ---------------
Capital Stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Issue Date.

     "Event of Default" has the meaning specified in Section 6.01.
      ----------------

     "Excess Proceeds" has the meaning specified in Section 4.06(c).
      ---------------

     "Exchange Act" means the Securities and Exchange Act of 1934.
      ------------

     "Exchanged Properties" means properties used or useful in the Oil and Gas
      --------------------
Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties.

     "Exchange Rate Contract" means, with respect to any Person, any currency
      ----------------------
swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into for the purpose of limiting or managing exchange rate risks.

     "Fair Market Value" means, with respect to any assets to be transferred
      -----------------
pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by (i) any officer of the Company if such fair market value is less than $5.0 million and
(ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5.0 million; provided that if such resolution indicates that such
                        --------
fair market value is equal to or in excess of $15.0 million and such transaction involves any Affiliate of the Company (other than a Restricted Subsidiary), such resolution shall be accompanied by the written opinion of an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, to the effect that such consideration or property is fair, from a financial point of view, to such Person.

     "Foreign Subsidiary" means a Restricted Subsidiary (other than The Wiser
      ------------------
Oil Company of Canada or any successor thereto) that is formed in a jurisdiction other than the United States or a State thereof or the District of Columbia, that engages in the Oil and Gas Business exclusively outside the United States of America and that is treated as a corporation or an association taxable as a corporation for U.S. federal income tax purposes.

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect on the date of this Indenture, unless stated otherwise.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of
      ---------
such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether
                                       ---------------
directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to
 ----------    ------------       ---------
the foregoing); provided, however, that a Guarantee by any Person shall not
                --------  -------
include (A) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (B) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

     "Holder" means the Person in whose name a Security is registered on the
      ------
Securities Register.

     "Incur" means, with respect to any Indebtedness or other obligation of any
      -----
Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings
 ----------    --------    ----------       ---------
correlative to the foregoing); provided, however, that a change in GAAP that
                               --------  -------
results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been incurred only on the date of the original issue thereof.

     "Indebtedness" means at any time (without duplication), with respect to any
      ------------
Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any Obligation of such Person for borrowed money, (ii) any Obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such Obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any Obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable and other accrued current liabilities incurred in the ordinary course of business), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements or Oil and Gas Hedging Contracts at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that Indebtedness shall not include Production Payments and
           --------
Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if
                                                      --------  -------
such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability at such date in respect of any contingent Obligations described above.

     "Initial Subsidiary Guarantors" means Wiser Oil Delaware, Inc., a Delaware
      -----------------------------
corporation, The Wiser Marketing Company, a Delaware corporation, Wiser Delaware LLC, a Delaware limited liability company, T.W.O.C., Inc., a Delaware corporation, and The Wiser Oil Company of Canada, a Nova Scotia unlimited liability company, and any successors thereto.

     "Interest Rate Protection Agreement" means, with respect to any Person, any
      ----------------------------------
interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks to or under which such Person is a party or otherwise obligated.

     "Investment" means, with respect to any Person (i) any amount paid by such
      ----------
Person, directly or indirectly to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided,
                                                                       --------
however, that Investments shall not include extensions of trade credit on
-------
commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

     "Issue Date" means the date on which the Initial Securities first were
      ----------
issued under this Indenture.

     "Lien" means, with respect to any Property, any mortgage or deed of trust,
      ----
pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of
Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

     "Liquid Securities" means securities (i) of an issuer that is not an
      -----------------
Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities
                                                  --------
meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 120 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 120 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.06, such securities shall be deemed not to have been Liquid Securities at any time.

     "Material Change" means an increase or decrease (except to the extent
      ---------------
resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(A) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of
--------  -------
Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with Section 4.06.

     "Material Restricted Subsidiary" means any Restricted Subsidiary that,
      ------------------------------
together with its Subsidiaries, (i) accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries, taken as a whole, for the most recently completed fiscal year of the Company, or (ii) was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries, taken as a whole, at the end of such fiscal year, all as shown in the case of (i) and (ii) on the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

     "Net Available Cash" from an Asset Sale means cash proceeds received
      ------------------
therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (A) any consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets, and (B) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than Permitted Consideration), in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (ii) all payments (which payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder) made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale (to the extent such reserves are not subsequently reversed within 365 days after such Asset Sale); provided, however,
                                                              --------  -------
that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow; and provided, further, however, that any Exchanged Properties and any consideration
--------  -------  -------
other than Permitted Consideration received in connection with an Asset Sale which is subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with
Section 4.06.

     "Moody's" means Moody's Investors Service, Inc. and its successors.
      -------

     "Net Working Capital" means (i) all current assets of the Company and its
      -------------------
Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Obligation" means any principal, interest, premium, penalty, fee and any
      ----------
other liability payable under the documentation governing any Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the
      -------
Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

     "Officer's Certificate" means a certificate signed by two Officers meeting
      ---------------------
the requirements set forth in Section 13.01 and delivered to the Trustee.

     "Oil and Gas Business" means the business of exploiting, exploring for,
      --------------------
developing, acquiring, producing, processing, gathering, marketing, storing, selling, hedging, swapping and transporting hydrocarbons and other related energy businesses.

     "Oil and Gas Hedging Contract" means, with respect to any Person, any
      ----------------------------
agreement or arrangement, or any combination thereof, financially tied to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials, or similar factors, that is customary in the Oil and Gas Business and is entered into for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

     "Oil and Gas Liens" means (i) Liens on a specific oil or gas property or
      -----------------
any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

     "Opinion of Counsel" means a written opinion from legal counsel who is
      ------------------
acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Order" means a written order signed in the name of the Company by an
      -----
Officer and delivered to the Trustee.

     "Pari Passu Indebtedness" means any Indebtedness of the Company (or a
      -----------------------
Subsidiary Guarantor) that is pari passu in right of payment to the Securities (or a Subsidiary Guaranty, as appropriate).

     "Pari Passu Offer" means an offer by the Company or a Subsidiary Guarantor
      ----------------
to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

     "Paying Agent" has the meaning specified in Section 2.03.
      ------------

     "Permitted Business Investments" means Investments and expenditures made in
      ------------------------------
the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

     "Permitted Consideration" has the meaning assigned to such term in Section
      -----------------------
4.06.

     "Permitted Hedging Agreements" means (i) Exchange Rate Contracts and Oil
      ----------------------------
and Gas Hedging Contracts to the extent entered into to limit or manage risks incurred in the ordinary course of business and (ii) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

     "Permitted Indebtedness" has the meaning specified in Section 4.03.
      ----------------------

     "Permitted Investments" means any and all of the following: (i) Permitted
      ---------------------
Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by any Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in a Person where that Person becomes a Restricted Subsidiary or transfers or assigns all of its assets to the Company (including the acquisition from a third party of the Capital Stock of a Restricted Subsidiary or any other Person) if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary or be merged or consolidated with or transfer or convey all or substantially all of its assets to the Company or a Restricted Subsidiary; (vi) Investments in the form of securities received from Asset Sales, provided that such Asset Sales are
                                              --------
made in compliance with Section 4.06; (vii) Investments in negotiable instruments held for collection, lease, utility and other similar deposits, and stock, obligations or securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of the foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) Investments in the form of Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) relocation allowances, advances and loans to officers, directors and employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business, provided such items do not exceed in the aggregate $2.0 million at any
          --------
one time outstanding; and (x) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (i) through (ix) above).

     "Permitted Liens" means any and all of the following: (i) Liens existing as
      ---------------
of the Issue Date; (ii) Liens securing the Securities, the Subsidiary Guaranties and other obligations arising under this Indenture; (iii) any Lien existing on any Property (including future improvements thereon, accessions thereto and proceeds thereof) of a Person at the time such Person is merged or consolidated with or into the Company or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not
                                         --------
extended to other Property of the Company or the Subsidiary Guarantors; (iv) any Lien existing on any Property (including future improvements thereon, accessions thereto and proceeds thereof) at the time of the acquisition thereof (and not incurred in anticipation of or connection with such transaction), provided that
                                                                  --------
such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (v) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Subsidiary Guarantor or the ownership of their Property (including, without limitation, (A) easements, rights of way and similar encumbrances, (B) rights or title of lessors under leases (other than Capital Lease Obligations), (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Subsidiary Guarantors or on deposit with or in the possession of such banks, (D) Liens imposed by law, including without limitation, Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemens', materialmens', suppliers' and vendors' Liens, (E) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, and (F) Liens on deposits made in the ordinary course of business), in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable) and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP in effect at such time and so long as such Liens do not encumber assets by an amount in excess of $15.0 million; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Oil and Gas Liens Incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries; (x) purchase money security interests (including, without limitation, Capital Lease Obligations) granted in connection with the acquisition of fixed assets in the ordinary course of business of the Company and its Restricted Subsidiaries, provided, that (A) such Liens attach only to
                                 --------
the Property (including future improvements thereon, accessions thereto and proceeds thereof) so acquired with the purchase money Indebtedness secured thereby and (B) the Indebtedness secured by such Liens is not in excess of the purchase price of such Property; (xi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or defeasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted under Section 4.04; (xii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary; (xiii) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii),
(iv) and (x) above; provided, however, that (A) such new Lien shall be limited
                    --------  -------
to all or part of the same Property (including future improvements thereon, accessions thereto and proceeds thereof) that secured the original Lien and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount, or if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xiv) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; and (xv) Liens in favor of the Company or a Subsidiary Guarantor. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payment and Reserve Sale other than (1) Production Payments and Reserve Sales in connection with the acquisition of Properties after the Issue Date, provided
                                                                    --------
that any such Liens created in connection therewith are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after, the acquisition of the Property that is subject thereto, (2) Production Payments and Reserve Sales other than those described in clause (1) of this sentence to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.06, or
(3) Oil and Gas Liens that are not Dollar-Denominated Production Payments or Volumetric Production Payments that are incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and that may be deemed under the definition of Production Payments and Reserve Sales to constitute Production Payments and Reserve Sales.

     "Permitted Refinancing Indebtedness" means Indebtedness ("new
      ----------------------------------
Indebtedness") Incurred in exchange for, or the proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"), provided, however, that (i)
                                                    --------  -------
such new Indebtedness is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(B) an amount necessary to pay any fees and expenses, including premiums related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life to Stated Maturity at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the old Indebtedness at such time and (iv) such new Indebtedness is subordinated in right of payment to Senior Indebtedness of the Company (or, if applicable, Senior Indebtedness of a Subsidiary Guarantor) and the Securities (or, if applicable, the Subsidiary Guaranties) to at least the same extent, if any, as the old Indebtedness.

     "Permitted Short-Term Investments" means (i) Investments in U.S. Government
      --------------------------------
Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term indebtedness is rated "A" (or higher) according to Moody's, (iii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a Canadian bank to which the Bank Act (Canada) applies having capital, surplus and undivided profits aggregating in excess of U.S. $500.0 million, (iv) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (A) all such deposits have been made in
                      --------
such accounts in the ordinary course of business and (B) such deposits do not at any one time exceed $20.0 million in the aggregate, (v) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in either clause (ii) or (iii), (vi) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (vii) Investments in any money market mutual fund having assets in excess of $250.0 million substantially all of which consist of obligations of the types described in clauses (i), (ii), (v) and (vi) hereof.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means Capital Stock of such Person of any
      ---------------
class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person; provided, however, that "Preferred
                                         --------  -------
Stock" shall not include Redeemable Stock.

     "Principal" of any Indebtedness (including the Securities) means the
      ---------
principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Principal Agent" means, on any date, (i) if the Credit Agreement shall
      ---------------
remain in effect on such date, the administrative agent(s) (or the institution(s) performing similar functions) under the Credit Agreement and (ii) if the Credit Agreement is no longer in effect on such date, the administrative agent(s) (or the institution(s) performing similar functions) with respect to the Designated Senior Indebtedness (or, if applicable, Designated Senior Indebtedness of such Subsidiary Guarantor) having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) on such date.

     "Production Payments and Reserve Sales" means the grant or transfer by the
      -------------------------------------
Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

     "Property" means, with respect to any Person, any interest of such Person
      --------
in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

     "Redeemable Stock" of any Person means any equity security of such Person
      ----------------
that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that Redeemable Stock shall not include any security by
--------  -------
virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preferences as to dividends or liquidation over any other Capital Stock of the Company.

     "Registrar" has the meaning specified in Section 2.03.
      ---------

     "Representative" means any trustee, agent or representative expressly
      --------------
authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

     "Responsible Officer" means, when used with respect to the Trustee, any
      -------------------
officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Payment" means (i) a dividend or other distribution declared or
      ------------------
paid on the Capital Stock or Redeemable Stock of the Company or to the Company's stockholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock or Redeemable Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock or any options, warrants or other rights to acquire such Capital Stock or Redeemable Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Pari Passu Indebtedness or any Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the

Securities except (a) to the extent Pari Passu Indebtedness may be purchased out of Net Available Cash in compliance with Section 4.06; (b) a Pari Passu Offer,
(c) to the extent of Excess Proceeds remaining after compliance with Section
4.06 and to the extent required by the indenture or other agreement or instrument pursuant to which any Subordinated Indebtedness was issued, an offer to purchase such Subordinated Indebtedness upon a disposition of assets and (d) upon a "Change of Control" (even if such event is not a Change of Control hereunder) to the extent required by the indenture or other agreement or instrument pursuant to which any Pari Passu Indebtedness or Subordinated Indebtedness was issued provided the Company is then in compliance with Section 4.09, (iv) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person other than the Company or a Restricted Subsidiary, or (v) the sale or issuance of Capital Stock of a Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such Restricted Payment shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and its other Restricted Subsidiaries.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not
      ---------------------
been designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-
      ---
Hill Companies, Inc., and its successors.

     "Sale and Leaseback Transaction" means, with respect to any Person, any
      ------------------------------
direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Restricted Subsidiary of such Person or between one or more Wholly Owned Restricted Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Securities Act" means the Securities Act of 1933.
      --------------

     "Securities Register" has the meaning specified in Section 2.03 hereof.
      -------------------

     "Security" has the meaning stated in the first paragraph of this Indenture
      --------
and more particularly means any Security authenticated and delivered under this Indenture.

     "Senior Credit Facilities" means collectively, one or more senior credit
      ------------------------
facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Credit Agreement), together with any guaranties, security and related documents, as all such credit facilities and documents may be amended, supplemented, extended, increased, refinanced or replaced from time to time.

     "Senior Indebtedness" when used with respect to the Company means the
      -------------------
Obligations of the Company with respect to Indebtedness of the Company (including all Indebtedness under the Senior Credit Facilities), whether outstanding on the date hereof or hereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities; provided that Senior Indebtedness of the Company shall not include (i) Indebtedness of the Company to a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) any indebtedness of the Company that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (vii) Pari Passu or Subordinated Indebtedness of the Company, (viii) Indebtedness of the Company that is represented by Redeemable Stock, and (ix) Indebtedness evidenced by the Securities. When used with respect to a Subsidiary Guarantor, "Senior Indebtedness" means the Obligations of a Subsidiary Guarantor with respect to Indebtedness (including all Indebtedness under the Senior Credit Facilities) of such Subsidiary Guarantor, whether outstanding on the date hereof or hereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guaranties; provided that
                                                                --------
Senior Indebtedness of a Subsidiary Guarantor shall not include (i) Indebtedness of such Subsidiary Guarantor to the Company or a Subsidiary of the Company (other than Assigned Restricted Subsidiary Indebtedness), (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) any Indebtedness of such Subsidiary Guarantor that, when incurred and without regard to any election under Section 1111 (b) of the United States Bankruptcy Code, was without recourse to such Subsidiary Guarantor, (vii) Pari Passu or Subordinated Indebtedness of such Subsidiary Guarantor, (viii) Indebtedness of such Subsidiary Guarantor that is represented by Redeemable Stock, and (ix) Indebtedness evidenced by the Securities and the Subsidiary Guaranties.

     "Significant Subsidiary" means, at any date of determination, any
      ----------------------
Subsidiary of a Person that, together with its Subsidiaries, (i) for the most recent fiscal year of such Person, accounted for more than 5% of the consolidated revenues of such Person and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person and its Subsidiaries.

     "Stated Maturity" when used with respect to any security or any installment
      ---------------
of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Indebtedness" means Indebtedness of the Company (or a
      -------------------------
Subsidiary Guarantor) that is expressly subordinated in right of payment to the Securities (or a Subsidiary Guaranty, as appropriate).

     "Subsidiary" of a Person means (i) another Person which is a corporation a
      ----------
majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (A) the first Person, (B) the first Person and one or more of its Subsidiaries or (C) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (A) at least 50% of the ownership interest of which and (B) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i)(A), (i)(B) or (i)(C) above.

     "Subsidiary Guarantors" means (i) as of the Issue Date, the Initial
      ---------------------
Subsidiary Guarantors, and (ii) thereafter, unless released from their Subsidiary Guaranties as permitted by this Indenture, the Initial Subsidiary Guarantors and any other Restricted Subsidiary that becomes a guarantor of the Securities in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture.

     "Subsidiary Guaranty" means an unconditional, unsecured senior subordinated
      -------------------
guaranty of the Securities given by any Restricted Subsidiary pursuant to the terms of Article 11 of this Indenture.

     "Trade Accounts Payable" means accounts payable or other obligations of the
      ----------------------
Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as
      -------------------      ---
amended, as in force at the date as of which this Indenture was executed.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of
      -------
this Indenture until a successor Trustee shall have become such pursuant to the applicable provision of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in
      -----------------------
effect from time to time.

     "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the
      -----------------------
Company has designated pursuant to Section 4.12 as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "U.S. Government Obligations" means securities that are (i) direct
      ---------------------------
obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required
                                   --------  -------
by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Volumetric Production Payments" means production payment obligations
      ------------------------------
recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of any Person means Capital Stock of such Person which
      ------------
ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the
      ----------------------------------
extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary does substantially all of its business in one or more foreign jurisdictions and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of any such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a Wholly Owned Subsidiary.

     "Wholly Owned Subsidiary" means any Subsidiary of the Company to the extent
      -----------------------
(i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary does substantially all of its business in one or more foreign jurisdictions and is required by the applicable laws and regulations of any such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such subsidiary were a Wholly Owned Subsidiary.

      SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.  This
                     --------------------------------------------------
Indenture is subject to the provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

     SECTION 1.03.  Rules of Construction.  Except as otherwise expressly
                    ----------------------
provided or unless the context otherwise requires:

          (1) a term has the meaning assigned to it in this Indenture;

          (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture;

          (8) provisions apply to successive events and transactions;

          (9) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture; and

          (10) all dollar amounts are expressed in United States dollars.

                                   ARTICLE 2

                                The Securities
                                --------------

     SECTION 2.01.  Form and Dating.  Provisions relating to the Initial
                    ----------------
Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby
                             ---------    ----------
incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and
                             ---------
expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the
                        ---------    ----------     ---------
terms of this Indenture.

     SECTION 2.02.  Execution and Authentication.  Two Officers shall sign the
                    -----------------------------
Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03.  Registrar and Paying Agent.  The Company shall maintain an
                    ---------------------------
office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may
                      ---------
be presented for payment (the "Paying Agent").  The Registrar shall keep a
                               ------------
register of the Securities and of their transfer and exchange (the "Securities
                                                                    ----------
Register").  The Company may have one or more co-registrars and one or more
--------
additional paying agents; provided, however, that so long as Texas Commerce Bank
                          --------  -------
National Association shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate comp ensation therefor pursuant to Section 7.07. Except during the continuance of an Event of Default, the Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     SECTION 2.04.  Paying Agent To Hold Money in Trust.  Prior to each due
                    ------------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05.  Holder Lists.  The Trustee shall preserve in as current a
                    -------------
form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date, redemption date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     SECTION 2.06.  Replacement Securities.  If a mutilated Security is
                    -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of a written order of the Company in the form of an Officer's Certificate, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company.

     SECTION 2.07.  Outstanding Securities.  Securities outstanding at any time
                    -----------------------
are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.07, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which event the replacement Security shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money or U.S. Government Obligations sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.08.  Temporary Securities.  Until definitive Securities are
                    ---------------------
ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officer's Certificate, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officer's Certificate, authenticate definitive Securities and deliver them in exchange for temporary Securities.

     SECTION 2.09.  Cancellation.  The Company at any time may deliver
                    -------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. Subject to Section 2.06 hereto and Section 2.03 of Appendix A, the Company may
                                                   ----------
not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.10.  Defaulted Interest.  If the Company defaults in a payment
                    -------------------
of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.11.  CUSIP Numbers.  The Company in issuing the Securities may
                    --------------
use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided,
                                                                      --------
however, that any such notice may state that no representation is made as to the
-------
correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                  Redemption
                                  ----------

     SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem
                    -------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

     SECTION 3.02.  Selection of Securities To Be Redeemed.  If fewer than all
                    ---------------------------------------
the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provi sions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03.  Notice of Redemption.  At least 30 days but not more than
                    ---------------------
60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

     SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption
                    -------------------------------
is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05.  Deposit of Redemption Price.  Prior to the redemption date,
                    ----------------------------
the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a Security
                    ----------------------------
that is redeemed in part, the Company shall execute and the Trustee shall, upon receipt of a written order of the Company in the form of an Officer's Certificate, authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   Covenants
                                   ---------

     SECTION 4.01.  Payment of Securities.  The Company shall promptly pay the
                    ----------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or a Paying Agent holds at the Corporate Trust Office in accordance with this Indenture money suf ficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02.  Commission Reports.  So long as any Securities are
                    -------------------
outstanding, the Company will file with the Commission and furnish to the Holders of Securities all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Holders and prospective Holders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however,
                                                             --------  -------
that the Company shall not be required to file any report, document or other information with the Commission if the Commission does not permit such filing.

     SECTION 4.03.  Limitation on Indebtedness.
                    ---------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than Permitted Indebtedness) unless, after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof,
(i) no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and (ii) the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0.

          (b) "Permitted Indebtedness" means any and all of the following:
               ----------------------

               (i) Indebtedness arising hereunder, including without limitation the Securities and the Subsidiary Guaranties;

               (ii) Indebtedness under the Senior Credit Facilities, to the extent that the aggregate principal amount of all such Indebtedness under the Senior Credit Facilities (whether incurred pursuant to this clause (ii) or otherwise), together with all Indebtedness Incurred pursuant to clause
     (ix) of this subsection (b) in respect of Indebtedness previously Incurred pursuant to this clause (ii), at any time outstanding does not exceed the greater of (A) $100.0 million and (B) an amount equal to the sum of (1) $30.0 million and (2) 15% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; provided,
                                                                       --------
     however, that the maximum amount available to be outstanding under the
     -------
     Senior Credit Facilities as Permitted Indebtedness pursuant to this clause
     (ii) shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to repay Indebtedness under the Senior Credit Facilities, and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to Section 4.06;

               (iii) Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Wholly Owned Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary);

               (iv) Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

               (v) Indebtedness under Permitted Hedging Agreements;

               (vi) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business that are customary in the Oil and Gas Business;

               (vii) Indebtedness outstanding on the Issue Date (which is not repaid with the proceeds of the Offering) not otherwise permitted in clauses (i) through (vi) above;

               (viii) Indebtedness not otherwise permitted to be Incurred pursuant to this subsection (b) (excluding any Indebtedness Incurred pursuant to Section 4.03(a)), provided that the aggregate principal amount
                                   --------
     of all Indebtedness Incurred pursuant to this clause (viii), together with all Indebtedness Incurred pursuant to clause (ix) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (viii), at any one time outstanding does not exceed $10.0 million;

               (ix) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (A) Indebtedness referred to in clauses (i) through (viii) of this subsection (b) (including Indebtedness previously Incurred pursuant to this clause (ix)) and (B) Indebtedness Incurred pursuant to Section 4.03(a); provided that such Indebtedness is Permitted Refinancing Indebtedness; and

               (x) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guaranties in connection with the acquisition or disposition of assets.

     SECTION 4.04.  Limitation on Restricted Payments.
                    ----------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

               (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100 percent of such loss), plus

               (B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

               (C) the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

               (D) the aggregate net cash proceeds received by the Company upon the exercise of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

               (E) the aggregate net cash proceeds received on or after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary of the Company) of convertible debt or convertible Redeemable Stock that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

               (F) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of Investments previously made in such Person that were treated as Restricted Payments, or
     (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

               (G)   $10.0 million.

          (b) The limitations set forth in Section 4.04 (a) will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted, so long as the declaration of such dividend was made in compliance with Section 4.04(a)):

               (i) the payment of any dividend on Capital Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with Section 4.04 (a);

               (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

               (iii) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Pari Passu Indebtedness or Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

               (iv) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Pari Passu Indebtedness or Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and such new Indebtedness (A) has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and (B) has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity of the final scheduled principal payment of the Notes; and

               (v) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the proceeds of which are used (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or
     (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (v).

     The actions described in clauses (i), (ii), (iii) and (v) of this Section 4.04(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section 4.04(b) but shall reduce the amount that would otherwise be available for Restricted Payments under Section 4.04(a) (provided that any dividend paid pursuant to clause (i) of this Section 4.04(b) shall reduce the amount that would otherwise be available under paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clause (iv) of this Section 4.04(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section 4.04(b) but shall not reduce the amount that would otherwise be available for Restricted Payments under Section 4.04(a).

     SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
                    -----------------------------------------------------------
Subsidiaries. The Company will not, and will not permit any of its Restricted
-------------
Subsidiaries to, directly or indirectly, create, assume, or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock held by the Company or a Subsidiary Guarantor, (b) pay any Indebtedness or other obligation owed to the Company or any Subsidiary Guarantor, (c) make any Investments in the Company or any Subsidiary Guarantor, or (d) transfer any of its property or assets to the Company or any Subsidiary Guarantor. Such limitation will not apply (i) with respect to clauses (c) and
(d) only, to encumbrances and restrictions (A) in existence under or by reason of any agreements in effect on the Issue Date, (B) required under Senior Credit Facilities that are not more restrictive than those in effect under the Senior Credit Facilities on the Issue Date, (C) in existence with respect to a Restricted Subsidiary at the time it became a Restricted Subsidiary if (1) such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which the Restricted Subsidiary become a Restricted Subsidiary and (2) immediately following such transaction, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03, or (D) which result from the renewal, refinancing, extension, or amendment of an agreement referred to in the immediately preceding clauses (a), (b) and (c), provided,
                                                                   --------
such replacement or encumbrance or restriction is no more restrictive to the Company or Restricted Subsidiary and is not materially less favorable to the Holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, and (ii) with respect to clause (d) only, to (A) any restriction on the sale, transfer or other disposition of assets or Property securing Indebtedness as a result of a Lien permitted under Section 4.10, (B) any encumbrance or restriction arising in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired (including future improvements thereon, accessions thereto and proceeds thereof) and was not created in anticipation of or in connection with such acquisition, (C) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (D) any encumbrance or restriction due to applicable law, (E) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale and (F) restrictions contained in purchase money obligations for Property acquired in the ordinary course of business with respect to transfers of such Property.

     SECTION 4.06.  Limitation on Asset Sales.
                    --------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and assets subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Securities), liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's

Subsidiary Guaranty) or liabilities of any Restricted Subsidiary that made such Asset Sale and which is not a Subsidiary Guarantor, in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable ("Permitted Consideration"); provided, however, that the Company and its
                             --------  -------
Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company or any Restricted Subsidiary at any one time shall not exceed 7.5% of Adjusted Consolidated Net Tangible Assets.

          (b) The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or Indebtedness of such Restricted Subsidiary), to (i) prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of such Restricted Subsidiary (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company); (ii) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or (iii) purchase Securities or purchase both Securities and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis excluding Securities owned by the Company or an Affiliate of the Company.

          (c) Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.06(b) within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to purchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of
                      ----------------
the principal amount of such Securities plus accrued and unpaid interest, if any, to the Purchase Date (as hereinafter defined) (the "Prepayment Offer
                                                         ----------------
Payment") in accordance with the procedures (including prorating in the event of
-------
oversubscription) set forth herein, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Securities and such Pari Passu Indebtedness, and the aggregate principal amount of Securities for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Securities tendered and the Trustee will select the Securities to be purchased by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this subsection and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in the following subsection in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes otherwise permitted under this Indenture and the amount of Excess Proceeds will be reset to zero.

          (d) Within five days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Securities pursuant to Section 4.06(c), send a written Prepayment Offer notice, by first-class mail, to the Holders of the Securities (the "Prepayment
                                                                    ----------
Offer Notice"), accompanied by such information regarding the Company and its
------------
Subsidiaries as the Company in good faith believes will enable such Holders of the Securities to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company is offering to purchase Securities pursuant to the provisions of Section
4.06 of this Indenture, (ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase
                                                                   --------
Date"), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedure which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment, and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

          (e) On the Purchase Date, the Company will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Prepayment Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Prepayment Offer Payment in respect of Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officer's Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each holder of Securities so accepted payment in an amount equal to the Prepayment Offer Payment for such Securities and the Trustee shall, upon receipt of a written order in the form of an Officer's Certificate, promptly authenticate and mail to each holder a new Securities in a principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided, that each such new Security shall be
                                --------
in a principal amount of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Prepayment Offer on or as soon as practicable after the Purchase Date.

          (f) The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     SECTION 4.07.  Limitation on Transactions with Affiliates.
                    -------------------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary that those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (A) $1.0 million but less than $5.0 million, an officer of the Company, in his good faith judgment, believes such transaction or series of transactions complies with clause (i) of this paragraph as evidenced by an Officer's Certificate delivered to the Trustee, (B) $5.0 million but less than $15.0 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause
(i) of this paragraph as evidenced by a certified resolution delivered to the Trustee or (C) $15.0 million, (1) the Company receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a speciality in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transaction) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (2) the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

          (b) The limitations of the preceding subsection do not apply to:

               (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries;

               (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's bylaws and applicable statutory provisions;

               (iii) the Company's and its Restricted Subsidiaries' employee compensation and other benefit arrangements;

               (iv) loans made (A) to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer), the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or
     (B) to refinance loans, together with accrued interest thereon, made pursuant to this clause (iv);

               (v) advances and loans to officers, directors and employees of the Company or any Subsidiary in the ordinary course of business, provided
                                                                       --------
     such loans and advances do not exceed $2.0 million at any one time outstanding; or

               (vi) Investments in Unrestricted Subsidiaries which are deemed to be Restricted Payments under Section 4.04.

     SECTION 4.08.  Limitation on Issuance and Sale of Capital Stock of
                    ---------------------------------------------------
Restricted Subsidiaries. The Company will not (a) permit any Restricted
------------------------
Subsidiary to sell or otherwise issue any Capital Stock other than to the Company or one of its Wholly Owned Restricted Subsidiaries or (b) permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any other Restricted Subsidiary except, in each case, for (i) directors' qualifying shares, (ii) the Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof or (iii) a sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with Section 4.06, or (d) any sale or issuance of Capital Stock of a Foreign Subsidiary that is required to be issued to or owned by the government of a foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Subsidiary to transact business in such foreign jurisdiction, provided, that any
                                                              --------
such sale or issuance shall be deemed to be an Asset Sale to the extent the percentage of the total outstanding Voting Stock of such Foreign Subsidiary owned directly and indirectly by the Company is reduced as a result of such sale or issuance and any such sale or issuance must be made in compliance with the provisions of Section 4.06.

     SECTION 4.09.  Change of Control.
                    ------------------

          (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of
                                                                     ---------
Control Offer") at a purchase price in cash equal to 101% of the principal
-------------
amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").
                    -------------------------

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Indenture and that all Securities (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company notifies the Holders of the occurrence of the Change of Control (the "Change of Control
                                                         -----------------
Payment Date"); (iii) that any Security (or portion thereof) accepted for
------------
payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Securities (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer.

          (c) On the Change of Control Payment Date, the Company will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee the Securities so accepted together with an Officer's Certificate listing the Securities or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities and the Trustee shall, upon receipt of a written order in the form of an Officer's Certificate, promptly authenticate and mail to each holder a new Securities in a principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided, that each such new
                                               --------
Security shall be in a principal amount of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Change in Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d) The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     SECTION 4.10.  Limitation on Liens.  The Company will not, and will not
                    --------------------
permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Securities (and, in the case of a Restricted Subsidiary, the Subsidiary Guaranty of such Subsidiary) are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Liens securing Senior Indebtedness, Liens securing Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and Permitted Liens.

     SECTION 4.11.  Incurrence of Layered Indebtedness.
                    ----------------------------------

          (a) The Company will not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Company unless such Indebtedness constitutes Indebtedness which is junior to, or pari passu with, the Securities in right of payment.

          (b) No Subsidiary Guarantor will Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness constitutes Indebtedness which is junior to, or pari passu with, such Subsidiary Guarantor's Subsidiary Guaranty in right of payment.

     SECTION 4.12.  Restricted and Unrestricted Subsidiaries.  Unless defined
                    ----------------------------------------
or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (a) such Subsidiary does not own at such time any Capital Stock, Redeemable Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary, (b) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in Default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary, and (c)(1) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary,
(2) the Subsidiary to be so designated has total assets of $1,000 or less, or
(3) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.04. Except as provided in clauses (c)(2) and (3) of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise, but excluding the creation by the Company of a new Wholly Owned Restricted Subsidiary) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (a) the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03 and (b) no Default or Event of Default would occur or be continuing.

     SECTION 4.13  Future Guarantors.  The Company shall cause any Restricted
                   -----------------
Subsidiary (other than a Foreign Subsidiary) that becomes a Significant Subsidiary (and any Significant Subsidiary, other than a Foreign Subsidiary, that was previously an Unrestricted Subsidiary and becomes a Restricted Subsidiary) after the Issue Date to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Significant Subsidiary will become a Subsidiary Guarantor and shall Guarantee payment of the Securities as provided in Section 11.07.

     SECTION 4.14.  Maintenance of Office or Agency.  The Company shall
                    -------------------------------
maintain in The City of New York, an office or agency (which initially will be an office of the Trustee or an Affiliate of the Trustee) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission
                                --------
shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

     SECTION 4.15.  Money for the Security Payments to be Held in Trust.  If
                    ---------------------------------------------------
the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Securities, such Paying Agent shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any) or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents with respect to the Securities, it shall, prior to or on each due date of the principal of (and premium, if any) or interest on any of the Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

     Any funds deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Securities and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be paid to the Company on Order or, if then held by the Company, shall be discharged from such trust; provided, however, that the Company shall cause to be published at least once in
--------  -------
a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, Holders entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor, and the Trustee and the Paying Agent shall have no further liability with respect to such trust money, and the Company shall not be a trustee in respect of such funds.

     SECTION 4.16.  Payment of Taxes and Other Claims.  The Company shall pay
                    ---------------------------------
or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to
--------
be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

     SECTION 4.17.  Corporate Existence.  The Company will, and will cause each
                    -------------------
of its Significant Subsidiaries to, preserve and keep in full force and effect its corporate existence in accordance with applicable law, except as permitted in Sections 5.01 and 5.02; provided, however, that the Company may terminate the
                           --------  -------
corporate existence of any Significant Subsidiary that is not a Subsidiary Guarantor if, in the good faith judgment of the Board of Directors, such termination is desirable in the conduct of the business of the Company and its Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

     SECTION 4.18.  Compliance Certificate.  The Company shall deliver to the
                    -----------------------
Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

     SECTION 4.19.  Further Instruments and Acts.  Upon request of the Trustee,
                    -----------------------------
the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 4.20.  Prohibition on Company and Guarantors Becoming Investment
                    ---------------------------------------------------------
Companies. None of the Company or the Subsidiary Guarantors shall become an
---------
"investment company" as defined in the Investment Company Act of 1940, as amended.

     SECTION 4.21.  Stay, Extension and Usury Laws.  The Company and each of
                    ------------------------------
the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit of advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                                   ARTICLE 5

                               Successor Company
                               -----------------

     SECTION 5.01.  Merger, Consolidation and Sale of Substantially All Assets.
                    ----------------------------------------------------------

          (a) (i) The Company will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and (ii) the Company will not and will not permit its Restricted Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole to any Person in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers, consolidations, Investments and Production Payments and Reserve Sales), in each case unless (A) the Surviving Entity shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia, (B) in the case of a transaction described in clause
(ii) above, the Property shall have been transferred as an entirety or virtually as an entirety to one Person, (C) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (D) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.03, (E) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions, (F) if the Company is not the Surviving Entity, then (1) the Surviving Entity shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which the Surviving Entity assumes the obligations of the Company under this Indenture and the Securities, (2) each Subsidiary Guarantor (unless it is the Surviving Entity) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee confirming that such Subsidiary Guarantor's Subsidiary Guaranty remains in full force and effect and guarantees the Surviving Entity's obligations under this Indenture and the Securities, and
(3) in the case of a transaction described in clause (ii) above in which the transferee assumes all of the obligations of the Company under the Indenture and the Securities, the Company shall be released and shall no longer be considered an obligor under this Indenture and the Securities, and (G) the Company and, if the Company is not the Surviving Entity, the Surviving Entity, shall have delivered to the Trustee an Officer's Certificate (attaching the calculations to demonstrate compliance with clauses (D) and (E) above) and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the above provisions.

     The term "Surviving Entity" shall mean the Person referred to in clauses
               ----------------
(i) and (ii) above (a) formed by or surviving any such merger or consolidation involving the Company or (b) to which any such sale, transfer, assignment, lease, conveyance or other disposition is made.

          (b) With respect to each transaction or series of transactions described in subsection (a) above, giving effect to such transaction or series of transactions on a pro forma basis shall include, without limitation, (i) treating any Indebtedness not previously the obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction or series of transactions, and (ii) giving effect to any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions.

     SECTION 5.02.  When a Subsidiary Guarantor May Merge or Transfer Assets.
                    ---------------------------------------------------------
Each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor except to the extent any such transaction is limited by Section 5.01. In addition, each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to any Person (other than the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor), regardless of whether such Person is an Affiliate of such Subsidiary Guarantor, if: (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing;(ii) such transaction was subject to, and consummated in compliance with, as appropriate, either Section 4.06 or Section 5.01; and
(iii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction complies with the above provisions and that all conditions precedent relating to such transaction have been complied with.


                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

     SECTION 6.01.  Events of Default.  Whenever used herein, an "Event of
                    ------------------                            --------
Default" means any one of the following events (whatever the reason for such
-------
Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company shall fail to make any payment of interest on the Securities within 30 days after any such amount becomes due in accordance with the terms thereof;

          (b) the Company shall fail to make any payment of principal of (or premium, if any, on) the Securities when due in accordance with the terms thereof, whether upon maturity, acceleration, call for redemption, call for purchase under Section 4.06 or Section 4.09 or otherwise;

          (c) the Company or any Subsidiary Guarantor shall fail to observe or perform any other covenant or agreement contained in the Securities or this Indenture and such failure continues for a period of 60 days after written notice of such failure has been sent to the Company by the Trustee specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default";
------------------

          (d) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the
                                                         --------
aggregate principal amount of such Indebtedness shall exceed $5.0 million;

          (e) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

          (f) the Company or any Material Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors; or

               (v) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Material Restricted Subsidiary in an involuntary case;

               (ii) appoints a Custodian of the Company or any Material Restricted Subsidiary or for any substantial part of the property of the Company or any Material Restricted Subsidiary;

               (iii) orders the winding up or liquidation of the Company or any Material Restricted Subsidiary;

               (iv) adjudicates the Company or a Material Restricted Subsidiary as bankrupt or insolvent; or

               (v) ratifies an accord or composition in bankruptcy between the Company or a Material Restricted Subsidiary and the respective creditors thereof;

          and the order or decree remains unstayed and in effect for 60 days; or

          (h) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

     SECTION 6.02.  Acceleration.  If an Event of Default (other than an Event
                    -------------
of Default described in clause (f) or (g) above) with respect to the Securities at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by written notice may declare the principal amount of the Securities to be due and payable immediately. If an Event of Default described in clause
(f) or (g) above with respect to the Securities at the time outstanding shall occur, the principal amount of all the Securities will automatically, and without any action by the Trustee or any Holder, become immediately due and payable.

     After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Securities may rescind and annul such acceleration if

          (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

               (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel;

               (ii) all overdue installments of interest on all Securities;

               (iii) the principal of (and premium, if any, on ) any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities; and

               (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Securities;

          (b) all Events of Default, other than the nonpayment of principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04;

          (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (d) the Company has delivered an Officer's Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

     No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                    ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04.  Waiver of Past Defaults.  The Holders of at least a
                    ------------------------
majority in principal amount of the Securities by notice to the Trustee may waive any past Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05.  Control by Majority.  The Holders of at least a majority in
                    --------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or may involve the Trustee in personal liability, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudiced to such Holders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06.  Limitation on Suits.  No Holder of any Securities shall
                    --------------------
have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities;

          (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

          (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Securities a direction inconsistent with such request, within 60 days after such notice, request and offer.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any
                    -------------------------------------
other provision of this Indenture (but subject to Articles 10 and 12 hereof), the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such pay ment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                    ---------------------------
specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file
                    ---------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10.  Priorities.  If the Trustee collects any money or property
                    -----------
pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Company or the Subsidiary Guarantors to the extent required by Article 10 or Article 12;

          THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of
                    ----------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.


                                   ARTICLE 7

                                    Trustee
                                    -------

     SECTION 7.01.  Duties of Trustee.
                    ------------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform, on their face, to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1) this subsection does not limit the effect of subsection (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

     SECTION 7.02.  Rights of Trustee.
                    ------------------

          (a) The Trustee may conclusively rely on any document believed by it to be genu ine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute
        --------  -------
willful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officer's Certificate, or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, that if the payment within
                                           --------
a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the

Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if advanced by the Trustee, shall be repaid by the Company upon demand.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

          (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an officer of the Company or such Subsidiary Guarantor.

          (j) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

          (j) Except for (i) a default under Section 6.01(a) or (b) hereof, or
(ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

     SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                    -----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be responsible
                    ---------------------
for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05.  Notice of Defaults.  If a Default occurs and is continuing
                    -------------------
and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the

Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

     SECTION 7.06.  Reports by Trustee to Holders.  As promptly as practicable
                    ------------------------------
after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA
Section 313(a).  The Trustee also shall comply with TIA Sections 313(b) and
313(c).

     A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the
                    ---------------------------
Trustee promptly upon request from time to time the compensation for its services as agreed to by the Trustee and the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or reasonable expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim, if notified thereof, and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld or delayed.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture and any resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the fees and expenses are intended to constitute expenses of administration under the Bankruptcy Law and shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law.

     SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any time
                    -----------------------
by so notifying the Company. The Holders of at least a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of at least a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.  Successor Trustee by Merger.  If the Trustee consolidates
                    ----------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at all
                    ------------------------------
times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the
                --------  -------
operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                    --------------------------------------------------
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

     SECTION 8.01.  Discharge of Liability on Securities.
                    -------------------------------------

          (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders, money, U.S. Government Obligations or a combination thereof, which through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the Securities at Stated Maturity or an earlier redemption in accordance with the terms hereof and the Securities, then this Indenture shall, subject to Section 8.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Notwithstanding subsection (a) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05, 8.06 and 8.07 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.02.  Defeasance.
                    ----------

          (a) Subject to Sections 8.02(d) and 8.03, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.16, 5.01(a)(D),
5.01(a)(E), 5.02 and the operation of Sections 6.01(d), 6.01(e), 6.01(f) and 6.01(g) (but, in the case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          (b) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d), 6.01(e), 6.01(f) and 6.01(g) (but, in the case of Sections 6.01(f) and (g), with respect only to Significant Subsidiaries). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

          (c) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (d) Notwithstanding subsection (a) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.05, 8.06 and 8.07 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     SECTION 8.03.  Conditions to Defeasance.  The Company may exercise its
                    ------------------------
legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof for the payment of principal of, interest on and premium, if any, on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of such deposit and cove nant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.04.  Application of Trust Money.  The Trustee shall hold in
                    ---------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium and interest on the Securities.

     SECTION 8.05.  Repayment to Company.  The Trustee and the Paying Agent
                    ---------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon Order any money held by them for the payment of principal of, premium, if any, or interest on any Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall cause to be published
                 --------  -------
at least once in a newspaper of general circulation in The City of New York or mailed to each Holder entitled to such unclaimed funds, notice that such funds remain unclaimed and that, after a date specified therein, which shall be a date not less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining as of such date shall be repaid to the Company. After repayment to the Company, Holders entitled to such funds shall look only to the Company for payment without interest thereon, as an unsecured general creditor, and the Trustee and the Paying Agent shall have no further liability with respect to such money.

     SECTION 8.06.  Indemnity for Government Obligations.  The Company shall
                    -------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 8.07.  Reinstatement.  If the Trustee or Paying Agent is unable to
                    --------------
apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities and the obligations of each Subsidiary Guarantor under its Subsidiary Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any
                     --------  -------
payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                  Amendments
                                  ----------

     SECTION 9.01.  Without Consent of Holders.
                    --------------------------

          (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

               (i)  to cure any ambiguity, omission, defect or inconsistency;

               (ii) to provide for the assumption of the obligations of the Company under this Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in Section 5.01;

               (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

               (v) to make any change that does not adversely affect the rights of any Holder of Securities in any material respect;

               (vi) to add or remove Subsidiary Guarantors pursuant to the procedures set forth in this Indenture; and

               (vii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company.

     In making any such amendment, the Trustee may (but shall have no obligation to) consult with the original purchasers of the Securities to determine their intentions with respect to the terms hereof.

          (b) An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change in writing.

          (c) After an amendment under this Section becomes effective, the Company shall mail to Holders (or file with the Commission) a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02.  With Consent of Holders.
                    ------------------------

          (a) The Company, the Subsidiary Guarantors and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, may execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of this Indenture or modifying the rights of the Holders of the Securities, except that no such supplemental indenture, amendment or wavier, without the consent of all of the Holders of outstanding Securities, may:

               (i) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

               (ii) reduce the rate of or change the time for payment of interest on any Securities;

               (iii) change the currency in which any amount due in respect of the Securities is payable;

               (iv) reduce the principal of or any premium on or change the Stated Maturity of any Securities or alter the redemption or repurchase provisions with respect thereto;

               (v)  reduce the relative ranking of any Securities;

               (vi) release any security that may have been granted to the Trustee in respect of the Securities (except as contemplated in the documents under which such security was granted to the Trustee);

               (vii) make any change in Article 10 or Article 12 that adversely affects the rights of any Holder under Article 10 or Article 12;

               (viii) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder's Securities or any Subsidiary Guaranty; or

               (ix)  make any change in Sections 6.04, 6.07 or 9.02.

          (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          (c) An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change in writing).

          (d) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment to
                    ------------------------------------
this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

     SECTION 9.04.  Revocation and Effect of Consents and Waivers.
                    ----------------------------------------------

          (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than eleven months after such record date.

     SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment
                    --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                    ---------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07.  Payment for Consent.  Neither the Company nor any Affiliate
                    --------------------
of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 10

                        Subordination of the Securities
                        -------------------------------

     SECTION 10.01.  Agreement to Subordinate.
                     ------------------------

          The Company covenants and agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article (subject to the provisions of Article 8), to the prior payment in full in cash of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Company. The Securities shall in all respects rank subordinate in right of payment to all existing and future Senior Indebtedness of the Company, pari passu with any future Pari Passu Indebtedness of the Company and senior to any future Subordinated Indebtedness of the Company. All provisions of this Article shall be subject to Section 10.12.

     SECTION 10.02.  Liquidation; Dissolution; Bankruptcy
                     ------------------------------------

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (each such event, if any, herein sometimes referred to as a "Proceeding"):
                            ----------

          (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders are entitled to receive any payment of principal of, or premium, if any, or interest on the Securities; and

          (2) until the Senior Indebtedness of the Company is paid in full in cash, any distribution made by or on behalf of the Company (and to all debt securities issued in replacement of or exchange for such Senior Indebtedness) to which Holders of Securities would be entitled but for this Article shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that Holders of Securities may receive and all retain shares of stock and any debt securities that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Securities; provided that no Holder of the Securities shall
                               --------
     have the right to receive and retain any such junior securities if the existence of such right would have the effect of causing the Securities to be treated in the same class of claims as the Senior Indebtedness of the Company or any class of claims which is pari passu with such Senior Indebtedness.

For purposes of this Section "paid in full" or "payment in full", as used with
                              ------------      ---------------
respect to Senior Indebtedness of the Company, means the receipt of cash in payment of the principal amount of such Senior Indebtedness and premium, if any, on and interest thereon (including any interest thereon accruing after the commencement of any Proceeding) to the date of such payment.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, assignment, lease or transfer of all or substantially all of its Property or assets to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, assignment, lease or transfer such Property or assets, as the case may be, shall, as a part of such consolidation, merger, sale, conveyance, assignment, lease or transfer, comply with the conditions set forth in Article 5.

     SECTION 10.03.  Default on Senior Indebtedness of the Company.
                     ---------------------------------------------

     The Company may not pay the principal of, premium, if any, on or interest on, the Securities or make any deposit pursuant to Article 8 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the
                                                                      -------
Securities") if (a) any principal, premium or interest in respect of any Senior
----------
Indebtedness of the Company is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior

Indebtedness has been paid in full in cash; provided, however, that the Company
                                            --------  -------
may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (a), and provided that no acceleration has occurred and is continuing as described in clause (b) of the preceding sentence) with respect to any such Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Securities for a period (a "Payment
                                                                       -------
Blockage Period") commencing upon the receipt by the Company and the Trustee of
---------------
written notice of such default from the Representative of the holders of any such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days after receipt
                    -----------------------
of such notice by the Company and the Trustee unless earlier terminated (i) by written notice to the Company and the Trustee from the Representative which gave such Payment Blockage Notice, (ii) because such default is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Company may (unless otherwise prohibited pursuant to the first sentence of this Section) resume payments on the Securities after the end of such Payment Blockage Period. No more than one Payment Blockage Notice may be given in any consecutive 360-day period.

     SECTION 10.04.  Acceleration of Payment of Securities.
                     -------------------------------------

     If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative of each issue of Designated Senior Indebtedness of the acceleration. The Company may not pay the Securities until five days after such notice is received and, thereafter, may pay the Securities only if this Article otherwise permits the payment at that time.

     SECTION 10.05.  When Distribution Must Be Paid Over.
                     -----------------------------------

     If a distribution is made to Holders that because of this Article should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

     SECTION 10.06.  Subrogation.
                     -----------

     After all Senior Indebtedness of the Company is paid in full in cash and until the Securities are paid in full, the Holders shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness of the Company which otherwise would have been made to Holders is not, as between the Company and the Holders, payment by the Company on such Senior Indebtedness.

     SECTION 10.07.  Relative Rights.
                     ---------------

     This Article defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on the Securities in accordance with their terms; or

          (b) except as set forth in Section 10.04, prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive payments and distributions otherwise payable to Holders.

     SECTION 10.08.  Subordination May Not Be Impaired by the Company.
                     ------------------------------------------------

     No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 10.09.  Rights of Trustee and Paying Agent.
                     ----------------------------------

     Notwithstanding Section 10.03 (but subject to Section 10.05), the Trustee or any Payment Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Securities may not be made under this Article. Only the Company, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Senior Indebtedness that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Indebtedness of the Company for payments made to Holders by the Company or any Paying Agent unless cash payments are made at the direction of the Trustee more than one Business Day after receipt of such notice referred to above.

     SECTION 10.10.  Distribution of Notice to Representative.
                     ----------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

     SECTION 10.11.  Trust Moneys Not Subordinated.
                     -----------------------------

     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company or any Representative.

     SECTION 10.12.  Trustee Entitled To Rely.
                     ------------------------

     Upon any payment or distribution pursuant to this Article, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee, receiver, trustee in bankruptcy or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company or such holders if there is no Representative with respect to any Senior Indebtedness of the Company, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of the Company and other Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.02 and 7.03 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article.

     SECTION 10.13.  Trustee To Effectuate Subordination.
                     -----------------------------------

     Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 10.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness
                     --------------------------------------------------------
of the Company.
--------------

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article or otherwise, except if such mistake was the result of the Trustee's gross negligence or wilful misconduct. With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Ten and no implied covenants or obligations with respect to holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee.

     SECTION 10.15.  Reliance by Holders of Senior Indebtedness of the Company
                     ---------------------------------------------------------
on Subordination Provisions.
---------------------------

     Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

     SECTION 10.16.  Proofs of Claim.
                     ---------------

     In the event that the Company is subject to any proceeding under any bankruptcy, insolvency or analogous laws and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Securities, then any Representative of Senior Indebtedness of the Company or any holder thereof if there is no Representative therefor may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notified the Trustee and the Company of its intention to do so and (ii) 30 days preceding the last day it is permitted to file such claim.

     SECTION 10.17.  Rights of Trustee as Holder of Senior Indebtedness of the
                     ---------------------------------------------------------
Company; Preservation of Trustee's Rights.
-----------------------------------------

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 10.18.  Article Applicable to Paying Agents.
                     -----------------------------------

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as
                                                                 -------
used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that neither Section 10.09 nor Section 10.12 shall apply to the Company or any Wholly Owned Subsidiary if it or such Wholly owned Subsidiary acts as Paying Agent.

     SECTION 10.19. Liquidation, Dissolution and Bankruptcy
                    ---------------------------------------

     To the extent any payment of Senior Indebtedness of the Company (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness of the Company or part thereof originally intended to be satisfied shall for purposes of this Article 10 be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness of the Company is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) for purposes of this Article 10 shall be deemed to be reinstated and outstanding as Senior Indebtedness of the Company as if such declaration, invalidity or setting aside had not occurred.


                                  ARTICLE 11

                             Subsidiary Guaranties
                             ---------------------

     SECTION 11.01.  Guaranties.  Each Subsidiary Guarantor hereby
                     ----------
unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the
            -----------
Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise, (b) any extension or renewal of any thereof,
(c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Obligations of any of them, (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations, or (f) any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     Each Subsidiary Guaranty is, to the extent and in the manner set forth in
Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

     Except as expressly set forth in Sections 8.02, 9.01, 9.02, 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Holders and the Trustee.

     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such

Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

     Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02.  Limitation on Liability.  Any term or provision of this
                     -----------------------
Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law, and for purposes of such laws, any Senior Indebtedness of a Subsidiary Guarantor that is incurred from time to time shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guaranty. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     SECTION 11.03.  Successors and Assigns.  This Article 11 shall be binding
                     ----------------------
upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04.  No Waiver.  Neither a failure nor a delay on the part of
                     ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

     SECTION 11.05.  Modification.  No modification, amendment or waiver of any
                     ------------
provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 11.06.  Release of Subsidiary Guarantor.  Any Subsidiary Guarantor
                     -------------------------------
that is no longer a Significant Subsidiary may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Subsidiary Guaranty and cease to be a Subsidiary Guarantor. Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture satisfactory to the Trustee. Such supplemental indenture shall be accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that such supplemental indenture and release of the Subsidiary Guaranty complies with the provisions of this Indenture and that all conditions precedent to such supplemental indenture and release of the Subsidiary Guaranty have been complied with.

     SECTION 11.07.  Execution of Supplemental Indenture for Future Subsidiary
                     ---------------------------------------------------------
Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor
----------
pursuant to Section 4.13 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                  ARTICLE 12

                    Subordination of Subsidiary Guaranties
                    --------------------------------------

     SECTION 12.01.  Agreement to Subordinate.
                     ------------------------

     Each Subsidiary Guarantor covenants and agrees, and each Holder by accepting a Security covenants and agrees, that all payments by such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all existing and future Senior Indebtedness of such Subsidiary Guarantor, and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of such Subsidiary Guarantor. The Subsidiary Guaranty of each Subsidiary Guarantor shall in all respects rank subordinate in right of payment to all existing and future Senior Indebtedness of such Subsidiary Guarantor, pari passu with any future Pari Passu Indebtedness of such Subsidiary Guarantor and senior to any future Subordinated Indebtedness of such Subsidiary Guarantor. All provisions of this Article shall be subject to Section 12.12.

     SECTION 12.02.  Liquidation; Dissolution; Bankruptcy
                     ------------------------------------

     Upon any payment or distribution of the assets of a Subsidiary Guarantor upon a total or partial liquidation, dissolution or winding up of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property (each such event, if any, herein sometimes referred to as a "Proceeding"):
 ----------

          (a) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders are entitled to receive any payment by such Subsidiary Guarantor in respect of its Subsidiary Guaranty; and

          (b) until all Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash, any distribution made by or on behalf of such Subsidiary Guarantor to which the Holders would be entitled but for this Article shall be made to the holders of Senior Indebtedness of such Subsidiary Guarantor, as their interests may appear, except that Holders of Securities may receive and all retain shares of stock and any debt securities that are subordinated to Senior Indebtedness of the Subsidiary Guarantor (and to all debt securities issued in replacement of or exchange for such Senior Indebtedness) to at least the same extent as the Securities; provided that no Holder of the Securities
                                   --------
shall have the right to receive and retain any such junior securities if the existence of such right would have the effect of causing the Securities to be treated in the same class of claims as the Senior Indebtedness of the Subsidiary Guarantor or any class of claims which is pari passu with such Senior Indebtedness.

For purposes of this Section "paid in full" or "payment in full", as used with
                              ------------      ---------------
respect to Senior Indebtedness of a Subsidiary Guarantor, means the receipt of cash in payment of the principal amount of such Senior Indebtedness and premium, if any, on and interest thereon (including any interest thereon (including any interest thereon accruing after the commencement of any Proceeding) to the date of such payment.

     The consolidation of a Subsidiary Guarantor with, or the merger of such Subsidiary Guarantor into, another Person or the liquidation or dissolution of such Subsidiary Guarantor following the sale, conveyance, assignment, lease or transfer of all or substantially all of its Property or assets to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person which acquires by sale, conveyance, assignment, lease or transfer such Property or assets, as the case may be, shall, as a part of such consolidation, merger, sale, conveyance, assignment, lease or transfer, comply with the conditions set forth in Article 5.

     SECTION 12.03.  Default Senior Indebtedness of a Subsidiary Guarantor.
                     -----------------------------------------------------

     A Subsidiary Guarantor may not make any payment in respect of its Subsidiary Guaranty ("make a Guaranty Payment") if (a) any principal, premium or
                      -----------------------
interest in respect of any Senior Indebtedness of the Subsidiary Guarantor is not paid within any applicable grace period (including at maturity) or (b) any other default on Senior Indebtedness of the Subsidiary Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash; provided, however, that such Subsidiary Guarantor may make a
              --------  -------
Guaranty Payment without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of such Subsidiary Guarantor. During the continuance of any default (other than a default described in clause (a), and provided that no acceleration has occurred and is continuing as described in clause (b) of the preceding sentence) with respect to any such Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), such Subsidiary Guarantor may not make a Guaranty Payment for a period (a "Guaranty Payment
                                                           ----------------
Blockage Period") commencing upon the receipt by such Subsidiary Guarantor and
---------------
the Trustee of written notice of such default from the Representative of the holders of any such Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Guaranty Payment Blockage Period (a "Guaranty
                                                                        --------
Payment Blockage Notice") and ending 179 days after receipt of such notice by
-----------------------
such Subsidiary Guarantor and the Trustee unless earlier terminated (i) by written notice to such Subsidiary Guarantor and the Trustee from the Representative which gave such Guaranty Payment Blockage Notice, (ii) because such default is no longer continuing or (iii) because such Designated Senior Indebtedness of such Subsidiary Guarantor has been repaid in full in cash. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, such Subsidiary Guarantor may (unless otherwise prohibited pursuant to the first sentence of this Section) resume making Guaranty Payments after the end of such Guaranty Payment Blockage Period. No more than one Guaranty Payment Blockage Notice may be given with respect to each Subsidiary Guarantor in any consecutive 360-day period.

     SECTION 12.04.  Acceleration of Payment of Securities.
                     -------------------------------------

     If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the Representative of each issue of Designated Senior Indebtedness of the Subsidiary Guarantors of the acceleration. A Subsidiary Guarantor may not make a Guaranty Payment until five days after such notice is received and, thereafter, may make a Guaranty Payment only if this Article otherwise permits the payment at that time.

     SECTION 12.05.  When Guaranty Payment Must Be Paid Over.
                     ---------------------------------------

     If a Subsidiary Guarantor makes a Guaranty Payment to Holders that because of this Article should not have been made to them, the Holders who receive such Guaranty Payment shall hold it in trust for holders of Senior Indebtedness of the Subsidiary Guarantor and pay it over to them as their interests may appear.

     SECTION 12.06.  Subrogation.
                     -----------

     After all Senior Indebtedness of a Subsidiary Guarantor is paid in full in cash and until the Securities are paid in full, the Holders shall be subrogated to the rights of the holders of Senior

Indebtedness of such Subsidiary Guarantor to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness of a Subsidiary Guarantor which otherwise should have been made to Holders is not, as between such Subsidiary Guarantor and the Holders, payment by such Subsidiary Guarantor on such Senior Indebtedness.

     SECTION 12.07.  Relative Rights.
                     ---------------

     This Article defines the relative rights of Holders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (a) impair, as between a Subsidiary Guarantor and the Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to make any Guaranty Payment in accordance with the terms of its Subsidiary Guaranty;

          (b) except as set forth in Section 12.04, prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive payments and distributions otherwise payable to Holders.

     SECTION 12.08.  Subordination May Not be Impaired by the Subsidiary
                     ---------------------------------------------------
Guarantor.
---------

     No right of any holder of Senior Indebtedness of a Subsidiary Guarantor to enforce the subordination of the obligation of such Subsidiary Guarantor pursuant to its Subsidiary Guaranty shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

     SECTION 12.09.  Rights of Trustee and Paying Agent.
                     ----------------------------------

     Notwithstanding Section 12.03 (but subject to Section 12.05), the Trustee or any Paying Agent may continue to make Guaranty Payments and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such Guaranty Payment unless, not less than two Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that Guaranty Payments may not be made under this Article. Only a Subsidiary Guarantor, the Company, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Senior Indebtedness of a Subsidiary Guarantor that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Senior Indebtedness of a Subsidiary Guarantor for payments made to Holders by a Subsidiary Guarantor or any Paying Agent unless cash payments are made at the direction of the Trustee more than one Business Day after receipt of such notice referred to above.

     SECTION 12.10.  Distribution of Notice to Representative.
                     ----------------------------------------

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Subsidiary Guarantors, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11.  Trust Moneys Not Subordinated.
                     -----------------------------

     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Subsidiary Guarantors or subject to the restrictions set forth in this Article, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Subsidiary Guarantors or any other creditor of the Subsidiary Guarantors or any Representative.

     SECTION 12.12.  Trustee Entitled To Rely.
                     ------------------------

     Upon any payment or distribution pursuant to this Article, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in
Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee, receiver, trustee in bankruptcy or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor or such holders if there is no Representative with respect to any Senior Indebtedness of a Subsidiary Guarantor, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.02 and 7.03 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article.

     SECTION 12.13.  Trustee To Effectuate Subordination.
                     -----------------------------------

     Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Subsidiary Guarantors as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness
                     --------------------------------------------------------
of the Subsidiary Guarantors.
----------------------------

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Subsidiary Guarantors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Subsidiary Guarantors shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness of the Subsidiary Guarantors, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness of the Subsidiary Guarantors shall be read into this Indenture against the Trustee.

     SECTION 12.15.  Reliance by Holders of Senior Indebtedness of the
                     -------------------------------------------------
Subsidiary Guarantors on Subordination Provisions.
-------------------------------------------------

     Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Subsidiary Guarantors, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

     SECTION 12.16.  Proofs of Claim.
                     ---------------

     In the event that a Subsidiary Guarantor is subject to any proceeding under any bankruptcy, insolvency or analogous laws and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Subsidiary Guaranties, then any Representative of Senior Indebtedness of the Subsidiary Guarantors or any holder thereof if there is no Representative therefor may file such proof of claim no earlier than the later of (i) the expiration of 15 days after such Representative notified the Trustee and the Company of its intention to do so and (ii) 30 days preceding the last day it is permitted to file such claim.

     SECTION 12.17.  Rights of Trustee as Holder of Senior Indebtedness of the
                     ---------------------------------------------------------
Subsidiary Guarantors; Preservation of Trustee's Rights.
-------------------------------------------------------

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Subsidiary Guarantors which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Subsidiary Guarantors, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 12.18.  Article Applicable to Paying Agents.
                     -----------------------------------

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as
                                                                 -------
used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee; provided, however, that neither Section 12.09 nor Section 12.12 shall apply to the Company or any Wholly Owned Subsidiary if it or such Wholly owned Subsidiary acts as Paying Agent.

     SECTION 12.19. Liquidation, Dissolution and Bankruptcy
                    ---------------------------------------

     To the extent any payment of Senior Indebtedness of a Subsidiary Guarantor (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness of such Subsidiary Guarantor or part thereof originally intended to be satisfied shall for purposes of this Article 12 be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness of such Subsidiary Guarantor is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall for purposes of this Article 12 be deemed to be reinstated and outstanding as Senior Indebtedness of such Subsidiary Guarantor as if such declaration, invalidty or setting aside had not occurred.


                                  ARTICLE 13

                                 Miscellaneous
                                 -------------

     SECTION 13.01.  Compliance Certificates and Opinions.  Upon any
                     ------------------------------------
application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, to the extent required by the TIA or this Indenture, (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 13.02.  Form of Documents Delivered to Trustee.  In any case where
                     --------------------------------------
several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 13.03.  Acts of Holders.
                     ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of
           ---
execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.01 and 7.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

          (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that
                                                                 --------
no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

     SECTION 13.04.  Trust Indenture Act Controls.  If any provision of this
                     -----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     SECTION 13.05.  Notices.  Any notice or communication shall be in writing
                     --------
and delivered in person, or sent by registered or certified mail, by air courier guaranteeing overnight delivery or by fax (promptly confirmed by telephone) and addressed as follows:

          if to the Company or any Subsidiary Guarantor:

               The Wiser Oil Company
               8115 Preston Road, Suite 400
               Dallas, Texas  75225
               Attn:  Chief Financial Officer
               Phone:  (214) 265-0080
               Fax:  (214) 373-3610


     with a copy to:

               Thompson & Knight, P.C.
               1700 Pacific Ave.
               Dallas, Texas  75201
               Attn:  Steven K. Cochran
               Phone:  (214) 969-1387
               Fax:  (214) 969-1751

     if to the Trustee:

               Texas Commerce Bank National Association
               2200 Ross Avenue, 5th Floor
               Dallas, Texas  75201
               Attn:  Global Trust Services
               Phone:  (214) 965-3510
               Fax:  (214) 965-3577

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication sent to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

     Failure to send a notice or communication to a Holder or any defect in it shall not effect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.06.  Communication by Holders with Other Holders.  Holders may
                     --------------------------------------------
communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 13.07.  When Securities Disregarded.  In determining whether the
                     ----------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any of its Affiliates shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. The Trustee may require an Officer's Certificate listing Securities owned by the Company or any of its Affiliates.

     SECTION 13.08.  Rules by Trustee, Paying Agent and Registrar.  The Trustee
                     ---------------------------------------------
may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.09.  Legal Holidays.  A "Legal Holiday" is a Saturday, a Sunday
                     ---------------
or a day on which banking institutions are not required to be open in the State of New York and the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.10.  Governing Law.  This Indenture and the Securities shall be
                     --------------
deemed contracts and instruments made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law.

     SECTION 13.11.  No Recourse Against Others.  A director, officer, employee
                     ---------------------------
or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

    SECTION 13.12  Submission to Jurisdiction; Appointment of Agent for Service
                   ------------------------------------------------------------
of Process; Waiver of Immunities.
--------------------------------

          (a) Each party hereby irrevocably submits itself to the jurisdiction of the State and federal courts of the State of New York and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture the Securities or any transaction contemplated hereby or thereby (a "Proceeding") by any means allowed under New York or federal
    ----------
law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any Proceeding is brought in an inconvenient forum or that the venue thereof is improper. In furtherance thereof, each party hereby acknowledges and agrees that it was not inconvenient for it to negotiate and receive funding of the transactions contemplated by this Indenture in such state and that it will be neither inconvenient nor unfair to litigate or otherwise resolve any disputes or claims in a court sitting in such state.

          (b) Each party hereby irrevocably designates CT Corporation System located at 1633 Broadway, New York, New York 10019, as the designee, appointee and agent (the "Process Agent") of such party to receive, for and on behalf of
                 -------------
such party, service of process in such respective jurisdictions in any Proceeding with respect to this Indenture or the Securities. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to such party at its address set forth herein, but the failure of such party to receive such copy shall not affect in any way the service of such process. Each party further irrevocably consents to the service of process of any of the aforementioned courts in any such Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its said address, such service to become effective 30 days after such mailing.

          (c) Service may be made by delivering by hand a copy of such process to the Company or the Subsidiary Guarantors, as the case may be, in care of the Process Agent at the address specified above. The Company and the Subsidiary Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. Failure of the Process Agent to give notice to the Company or the Subsidiary Guarantors or failure of the Company or the Subsidiary Guarantors to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Company or the Subsidiary Guarantors. As an alternative method of service, the Company and the Subsidiary Guarantors also irrevocably consent to the service of any and all process in any such proceeding by the delivery by hand of copies of such process to the Company or the Subsidiary Guarantors, as the case may be, at the applicable address specified in Section 13.05 hereof or at the address most recently furnished in writing by the Company or the Subsidiary Guarantors to the Trustee. The Company and the Subsidiary Guarantors covenant and agree that they shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent specified above in full force and effect during the term of the Securities, and to cause the Process Agent to continue to act as such.

          (d) The Company and the Subsidiary Guarantors irrevocably agree that, in any Proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such Proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of their assets or from execution of judgment shall be claimed by them or on their behalf or with respect to their assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. The Company and the Subsidiary Guarantors irrevocably agree that, where permitted by applicable law, they and their assets are, and shall be, subject to such Proceedings, attachment or execution in respect of their obligations under this Indenture or the Securities.

     SECTION 13.13.  Successors.  All agreements of the Company and the
                     -----------
Subsidiary Guarantors in this Indenture and the Securities or the Subsidiary Guaranties, as applicable, shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.14.  Multiple Originals.  The parties may sign any number of
                     -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 13.15.  Table of Contents; Headings.  The table of contents,
                     ----------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.


                                    THE COMPANY:

                                    THE WISER OIL COMPANY



                                    By:  /s/ Lawrence J. Finn
                                       -------------------------------------
                                    Name:    Lawrence J. Finn
                                         -----------------------------------
                                    Title:   Chief Financial Officer
                                          ----------------------------------
                                             and Assistant Secretary

                                    SUBSIDIARY GUARANTORS:

                                    WISER OIL DELAWARE, INC.



                                    By:  /s/ Lawrence J. Finn
                                       -------------------------------------
                                    Name:    Lawrence J. Finn
                                         -----------------------------------
                                    Title:   Vice President, Treasurer
                                          ----------------------------------
                                             and Assistant Secretary


                                    THE WISER MARKETING COMPANY



                                    By:  /s/ Lawrence J. Finn
                                       -------------------------------------
                                    Name:    Lawrence J. Finn
                                         -----------------------------------
                                    Title:   Vice President
                                          ----------------------------------
                                             and Assistant Secretary


                                    WISER DELAWARE LLC



                                    By:  /s/ Lawrence J. Finn
                                       -------------------------------------
                                    Name:    Lawrence J. Finn
                                         -----------------------------------
                                    Title:   Vice President, Treasurer
                                          ----------------------------------
                                             and Assistant Secretary

                                    THE WISER OIL COMPANY OF CANADA


                                    By: /s/ Lawrence J. Finn
                                       -------------------------------------
                                    Name: Lawrence J. Finn
                                         -----------------------------------
                                    Title: Vice President &
                                          ----------------------------------
                                           Assistant Secretary
                                          ----------------------------------

                                    T.W.O.C., INC.



                                    By: /s/ Lawrence J. Finn
                                       -------------------------------------
                                    Name: Lawrence J. Finn
                                         -----------------------------------
                                    Title: Vice President &
                                          ----------------------------------
                                           Assistant Secretary
                                          ----------------------------------

                                    TRUSTEE:

                                    TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION



                                    By: /s/ John G. Jones
                                       -------------------------------------
                                    Name: John G. Jones
                                         -----------------------------------
                                    Title: Vice President
                                          ----------------------------------

                                                                      APPENDIX A

       FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A, INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(A)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT) AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES
                   -----------------------------------------
                            AND EXCHANGE SECURITIES
                            -----------------------

     1. Definitions
        -----------

     For the purposes of this Appendix A the following terms shall have the meanings indicated below. Capitalized terms used in this Appendix A but not otherwise defined herein have the meanings assigned to them in the Indenture, of which this Appendix A is a part.

          "Definitive Security" means a certificated Initial Security bearing
           -------------------
the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c).

          "Depository" means The Depository Trust Company, its nominees and
           ----------
their respective successors.

          "Exchange Securities" means the 9 1/2% Senior Subordinated Notes Due
           -------------------
2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

          "IAI" means an institutional "accredited investor" as described in
           ---
Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Initial Purchasers" means Salomon Brothers Inc, NationsBank Capital
           ------------------
Markets, Inc. and Nesbitt Burns Securities Inc.

          "Initial Securities" means the 9 1/2% Senior Subordinated Notes Due
           ------------------
2007, issued under this Indenture on or about the date hereof.

          "Purchase Agreement" means the Purchase Agreement dated as of May 16,
           ------------------
1997, among the Company, the Initial Subsidiary Guarantors and the Initial Purchasers, as such may be amended from time to time.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.
           ---

          "Registered Exchange Offer" means the offer by the Company, pursuant
           -------------------------
to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Agreement" means the Registration Agreement dated as of
           ----------------------
May 21, 1997, among the Company, the Initial Subsidiary Guarantors and the Initial Purchasers, as such may be amended from time to time.

          "Securities" means the Initial Securities and the Exchange Securities,
           ----------
treated as a single class.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Custodian" means the custodian with respect to a Global
           --------------------
Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued
           ----------------------------
by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

          "Transfer Restricted Securities" means Definitive Securities and
           ------------------------------
Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

     1.2  Other Definitions
          -----------------

                TERM                     DEFINED IN SECTION:
                ----                     ------------------
           "Agent Members"..................... 2.1(b)
           "Global Security"................... 2.1(a)
           "Regulation S"...................... 2.1(a)
           "Rule 144A"......................... 2.1(a)

     2.   The Securities
          --------------

     2.1  Form and Dating
          ---------------

          The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

          (a)  Global Securities.  Initial Securities offered and sold to a QIB
               ------------------
in reliance on Rule 144A under the Securities Act ("Rule 144A") or outside of
                                                    ---------
the United States to a non-U.S. Person in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase
                 ------------
Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in
Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf
---------                  ---------------
of the purchasers of the Initial Securities represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a
               ----------------------
Global Security deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall
                                                           -------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or by the Trustee as the custodian of the Depository, or under any Global Security, and the Depository or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          Ownership of beneficial interests in any Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Agent Members) and the records of Agent Members (with respect to interests of Persons other than Agent Members).

          (c)  Definitive Securities.  Except as provided in this Section 2.1 or
               ----------------------
Sections 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are IAIs and are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive Definitive Securities; provided, however, that upon transfer of such Definitive
                       --------  -------
Securities to a QIB, such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.3.

     2.2  Authentication.  The Trustee shall authenticate and deliver:  (1)
          ---------------
Initial Securities for original issue in an aggregate principal amount of $125,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Company signed by two Officers of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000, except as provided in Section 2.07 of this Indenture.

     2.3  Transfer and Exchange.
          ----------------------

          (a)  Transfer and Exchange of Definitive Securities.  When Definitive
               -----------------------------------------------
Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or
--------  -------
exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

               (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

               (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

          (b)  Restrictions on Transfer of a Definitive Security for a
               -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
-----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.
               -------------------------------------------

               (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Depository a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Depository shall, in accordance with such instructions credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and debit the account of the Person making the transfer of the beneficial interest in the Global Security being transferred.

               (ii)  Notwithstanding any other provisions of this Appendix A
                                                                  ----------
     (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

               (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (d)  Legend.
               -------

               (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Initial Security certificate evidencing the Global Securities and the Definitive Securities (and all Initial Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING
                            --------------
     THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR
     (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c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

     (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES
     ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

          Each Definitive Security will also bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and an Initial Security in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officer's Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to
                                    ---------
     Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officer's Certificate to the Trustee instructing the Trustee to issue Securities without legends.

          (e)  Cancellation or Adjustment of Global Security.  At such time as
               ----------------------------------------------
all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (f)  Obligations with Respect to Transfers and Exchanges of
               ------------------------------------------------------
Securities.
-----------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall, upon receipt of a written order in the form of an Officer's Certificate, authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase Securities or 15 days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (g)  No Obligation of the Trustee.
               -----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its mem bers, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Certificated Securities
          -----------------------

          (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security.

          (b) Any Global Security that is exchangeable for certificated Securities pursuant to this Section 2.4 will be transferred to, and registered and exchanged for, certificated Securities in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Securities, (i) certificated Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, premium, any repurchase price, and interest on the certificated Securities will be payable, and the transfer of the certificated Securities will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Securities, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or similar governmental charge payable in connection therewith. In addition, such certificates will bear the legend set forth in Section 2.3(d) (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such Securities, to the provisions of such legend. Holders of certificated Securities may only transfer their Securities (i) to the Company or (ii) to a QIB; provided, however, that the agreement of such holder
                          --------  -------
is subject to any requirement of law that the disposition of such holder's property shall at all times be and remain within its control.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d)  In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A



                      [FORM OF FACE OF INITIAL SECURITY]

                             THE WISER OIL COMPANY

No._____                                                     CUSIP No.__________

                          [Global Securities Legend]

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
                                                       ---
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL SECURITY OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL SECURITY SHALL BE TRANSFERABLE, REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SECURITIES.

                        [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS
                       --------------
SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE, IN THE FORM ATTACHED TO THIS SECURITY, IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE (4) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN

"ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

     [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]/1/

                                GLOBAL SECURITY
            Representing 9 1/2% Senior Subordinated Notes Due 2007


     THE WISER OIL COMPANY, a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereof, on May 15, 2007.

     Interest Payment Dates: May 15 and November 15, commencing  November 15,
1997.

     Record Dates: May 1 and November 1.

     Additional provisions of this Security are set forth on the other side of this Security.

------------------
/1/     Include if a Definitive Security to be held by an institutional
"accredited investor" (as defined in Rule 501(a),(1),(2),(3) or (7) under the Securities Act) who is not a Qualified Institutional Buyer.

     IN WITNESS WHEREOF, THE WISER OIL COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:  May 21, 1997

                                    THE WISER OIL COMPANY



                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------



                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.



By:
   ----------------------------
     Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                   9 1/2% Senior Subordinated Note Due 2007


1.   Interest
     --------

     (a) General.  The Wiser Oil Company, a Delaware corporation (such
         --------
corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the
                                      -------
principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     (b) Special Interest.  The holder of this Security is entitled to the
         -----------------
benefits of a Registration Agreement, dated as of May 21, 1997, among the Company , the Initial Subsidiary Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration
                                                        ------------
Agreement").  Capitalized terms used in this subsection (b) but not defined
---------
herein have the meanings assigned to them in the Registration Agreement.

     In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission by July 21, 1997, (ii) neither the Exchange Offer Registration Statement has been declared effective nor the Shelf Registration Statement has been filed by September 18, 1997, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to October 20, 1997, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), additional interest ("Special Interest") will accrue on
 --------------------                          ----------------
this Security (in addition to the interest described in subsection (a) above) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest shall accrue at a rate of 0.5% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum with respect to each subsequent 90-day period, but in no event shall Special Interest accrue at a rate in excess of 1.50% per annum with respect to all Registration Defaults. Special Interest will be payable to the holder hereof in the same manner as interest under subsection (a) above.

2.   Method of Payment
     -----------------

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on
                                           --------  -------
the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately pre ceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

     Initially, Texas Commerce Bank National Association ("Trustee") will act as
                                                           -------
Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

     The Company issued the Securities under an Indenture dated as of May 21, 1997 (as such may be amended from time to time, the "Indenture"), among the
                                                     ---------
Company, the Initial Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                              ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").  Terms
                                                              ---
defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. If any provision of the Securities conflicts with a provision in the Indenture, the terms of the Indenture shall control. If any provision of the Securities modifies or excludes any provision of the Indenture that may be so modified or excluded, the latter provision shall be deemed to apply to the Securities as so modified or excluded, as the case may be.

     The Securities are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Pari Passu Indebtedness and Subordinated Indebtedness of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

     To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

     The Securities are not redeemable prior to May 15, 2002. At any time on or after May 15, 2002, the Securities are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest date), if redeemed during the 12-month period commencing May 15 of the years indicated below.

                                                    Redemption
         Year                                          Price
         ----                                          -----
         2002......................................   104.750%
         2003......................................   103.167%
         2004......................................   101.583%
         2005 and thereafter.......................   100.000%

     Notwithstanding the foregoing, prior to May 15, 2000 the Company may, at any time or from time to time, redeem up to 33 1/3% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Equity Offerings of the Company, provided that at least 66 2/3% of the aggregate
                          --------
principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption and provided, further,
                                                        --------  -------
that such redemption shall occur not later than 75 days after the date of the closing of any such Equity Offering.

6.Notice of Redemption
  --------------------

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied as set out in Section 3.03 of the Indenture, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.Put Provisions
  --------------

     Upon a Change of Control, except to the extent the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

     In the event that the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Company will, subject to certain conditions specified in the Indenture, make an offer to repurchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (less the portion thereof which may be allocable, in certain circumstances, to Pari Passu Indebtedness) at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8.Subordination
  -------------

     The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.Denominations; Transfer; Exchange
  ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $250,000, unless the Company otherwise consents) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.Persons Deemed Owners
   ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.Unclaimed Money
   ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.Discharge and Defeasance
   ------------------------

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium and interest on the Securities to redemption or maturity, as the case may be.

13.Amendment, Waiver
   -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities,
(iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) to make any change that does not adversely affect the rights of any Holder of Securities in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedures set forth in the Indenture, and (vii) to provide for certain other modifications and amendments as set forth in the Indenture. Certain provisions of the Securities and the Indenture may not be amended or waived without the consent of each Holder affected thereby.

14.Defaults and Remedies
   ---------------------

     Under the Indenture, Events of Default include (i) failure to pay any interest on the Securities when due, and such failure continues for 30 days,
(ii) failure to pay principal of (or premium, if any, on) the Securities when due, (iii) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice as provided in the Indenture, (iv) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the
                                                         --------
aggregate principal amount of such Indebtedness shall exceed $5.0 million; (v) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days, (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company, or any Restricted Subsidiary that together with its Subsidiaries (a) accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries, taken as a whole, for the most recently completed fiscal year of the Company, or (b) was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries, taken as a whole, at the end of such fiscal year, all as shown in the case of (a) and (b) in the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year, or (vii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.Trustee Dealings with the Company
   ---------------------------------

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.No Recourse Against Others
   --------------------------

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.Governing Law; Submission to Jurisdiction
   -----------------------------------------

     (a) THIS SECURITY SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE HOLDER OF THIS SECURITY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS SECURITY BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. THE HOLDER OF THIS SECURITY HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. IN FURTHERANCE THEREOF, THE HOLDER HEREOF ACKNOWLEDGES AND AGREES THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH STATE.

     (b) THE HOLDER OF THIS SECURITY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH HOLDER TO RECEIVE, FOR AND ON BEHALF OF SUCH HOLDER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO SUCH HOLDER AT ITS ADDRESS SET FORTH IN THE INDENTURE, BUT THE FAILURE OF SUCH HOLDER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE HOLDER OF THIS SECURITY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

18.Authentication
   --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.Abbreviations
   -------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.Holders' Compliance with Registration Agreement
   -----------------------------------------------

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.CUSIP Numbers
   -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to

------------------------------------------------------------------------------
     (Print or type assignee's name, address and zip code)


------------------------------------------------------------------------------
     (Insert assignee's social security or tax I.D. No.)


and irrevocably appoint ______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                  Your Signature:
       ----------------                ---------------------------------------


------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  [ ]  to the Company; or

     (2) [ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3) [ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

     (5) [ ] to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

     (6) [ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
                                               --------  -------
     (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                          ------------------------------------
                                          Signature

Signature Guarantee:

----------------------------              ------------------------------------
Signature must be guaranteed              Signature


------------------------------------------------------------------------------
Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ------------------         ----------------------------------------------
                                 NOTICE: To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the appropriate box:

                               Section 4.06  [  ]

                               Section 4.09  [  ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000): $__________


Dated:                          Your Signature:
      ----------------                         --------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Security.)

Signature Guarantee:
                    ---------------------------------
                    (Signature must be guaranteed)



-------------------------------------------------------------------------------
Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

                                  SCHEDULE A

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount at maturity of this Global Security shall be $__________. The following increases or decreases in this Global Security have been made:

Date of         Amount of decrease in       Amount of increase in       Principal amount of this    Signature of authorized
Exchange      Principal Amount of this    Principal Amount of this      Global Security following   signatory of Trustee or
                 Global Security               Global Security          such decrease or increase     Securities Custodian

                                                                       EXHIBIT A



                      [FORM OF FACE OF EXCHANGE SECURITY]

                             THE WISER OIL COMPANY

No._____                                                     CUSIP No.__________

                          [Global Securities Legend]

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
                                                       ---
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL SECURITY OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL SECURITY SHALL BE TRANSFERABLE, REGISTRABLE AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SECURITIES.

                                GLOBAL SECURITY
            Representing 9 1/2% Senior Subordinated Notes Due 2007


     THE WISER OIL COMPANY, a Delaware corporation, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereof, on May 15, 2007.

     Interest Payment Dates:  May 15 and November 15, commencing November 15,
1997.

     Record Dates:  May 1 and November 1.

     Additional provisions of this Security are set forth on the other side of this Security.


     IN WITNESS WHEREOF, THE WISER OIL COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    THE WISER OIL COMPANY



                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.



By:
   --------------------------
     Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]


                   9 1/2% Senior Subordinated Note Due 2007


1.   Interest
     --------

     The Wiser Oil Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this
            -------
Security at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.   Method of Payment
     -----------------

     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company, but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on
                                           --------  -------
the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately pre ceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

     Initially, Texas Commerce Bank National Association ("Trustee"), will act
                                                           -------
as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

     The Company issued the Securities under an Indenture dated as of May 21, 1997 (as such may be amended from time to time, the "Indenture"), among the
                                                     ---------
Company, the Initial Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                              ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act").  Terms
                                                              ---
defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. If any provision of the Securities conflicts with a provision in the Indenture, the terms of the Indenture shall control. If any provision of the Securities modifies or excludes any provision of the Indenture that may be so modified or excluded, the latter provision shall be deemed to apply to the Securities as so modified or excluded, as the case may be.

     The Securities are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Pari Passu Indebtedness and Subordinated Indebtedness of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale or issuance of Capital Stock of the Restricted Subsidiaries; the creation of Liens; and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

     To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.   Optional Redemption
     -------------------

     The Securities are not redeemable prior to May 15, 2002. At any time on or after May 15, 2002, the Securities are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest date), if redeemed during the 12-month period commencing May 15 of the years indicated below.

                                                    Redemption
         Year                                          Price
         ----                                          -----
         2002.......................................  104.750%
         2003.......................................  103.167%
         2004.......................................  101.583%
         2005 and thereafter........................  100.000%

     Notwithstanding the foregoing, prior to May 15, 2000 the Company may, at any time or from time to time, redeem up to 33 1/3% of the aggregate principal amount of the Securities originally outstanding at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Equity Offerings of the Company, provided that at least 66 2/3% of the aggregate
                          --------
principal amount of the Securities originally issued remains outstanding immediately after the occurrence of such redemption and provided, further, that
                                                        --------  -------
such redemption shall occur not later than 75 days after the date of the closing of any such Equity Offering.

6.   Notice of Redemption
     --------------------

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions as set forth in Section 3.03 of the Indenture are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.   Put Provisions
     --------------

     Upon a Change of Control, except to the extent the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part (equal to $1,000 in principal amount or to an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

     In the event that the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Company will, subject to certain conditions specified in the Indenture, make an offer to repurchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (less the portion thereof which may be allocable, in certain circumstances, to Pari Passu Indebtedness) at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

8.   Subordination
     -------------

     The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Denominations; Transfer; Exchange
     ---------------------------------

     The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, minimum denominations of $250,000, unless the Company otherwise consents) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

     The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities,
(iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) to make any change that does not adversely affect the rights of any Holder of Securities in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedures set forth in the Indenture, and (vii) to provide for certain other modifications and amendments as set forth in the Indenture. Certain provisions of the Securities and the Indenture may not be amended or waived without the consent of each Holder affected thereby.

14.  Defaults and Remedies
     ---------------------

     Under the Indenture, Events of Default include (i) failure to pay any interest on the Securities when due, and such failure continues for 30 days;
(ii) failure to pay principal of (or premium, if any, on) the Securities when due; (iii) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice as provided in the Indenture; (iv) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Securities) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the
                                                         --------
aggregate principal amount of such Indebtedness shall exceed $5.0 million; (v) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Company, or any Restricted Subsidiary that, together with its Subsidiaries (a) accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries, taken as a whole, for the most recently completed fiscal year of the Company, or
(b) was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries, taken as a whole, at the end of such fiscal year, all as shown, in the case of (a) and (b) on the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year; or (vii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company
     ---------------------------------

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Governing Law; Submission to Jurisdiction
     -----------------------------------------

     (a) THIS SECURITIY SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE HOLDER OF THIS SECURITY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS SECURITY BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. THE HOLDER OF THIS SECURITY HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER. IN FURTHERANCE THEREOF, THE HOLDER HEREOF ACKNOWLEDGES AND AGREES THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH STATE.

     (b) THE HOLDER OF THIS SECURITY HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH HOLDER TO RECEIVE, FOR AND ON BEHALF OF SUCH HOLDER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO SUCH HOLDER AT ITS ADDRESS SET FORTH IN THE INDENTURE, BUT THE FAILURE OF SUCH HOLDER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE HOLDER OF THIS SECURITY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

18.  Authentication
     --------------

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  Holders' Compliance with Registration Agreement
     -----------------------------------------------

     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


-------------------------------------------------------------------------------
     (Print or type assignee's name, address and zip code)


-------------------------------------------------------------------------------
     (Insert assignee's social security or tax I.D. No.)


and irrevocably appoint _____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                         Your Signature:
      ------------------                      ---------------------------------


-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.


--------------------
Signature Guarantee:


-------------------------------------------------------------------------------
Signature must be guaranteed


Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the appropriate box:

                              Section 4.06  [  ]

                              Section 4.09  [  ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount (must be an integral of $1,000): $_______________


Dated:                        Your Signature:
      ----------------                       ------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this
                                             Security.)

Signature Guarantee:
                    -----------------------------
                    (Signature must be guaranteed)


-------------------------------------------------------------------------------
Notice: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

                                  SCHEDULE A

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The initial principal amount at maturity of this Global Security shall be $__________. The following increases or decreases in this Global Security have been made:

Date of         Amount of decrease in       Amount of increase in        Principal amount of this      Signature of authorized
Exchange      Principal Amount of this     Principal Amount of this      Global Security following     signatory of Trustee or
                  Global Security              Global Security           such decrease or increase      Securities Custodian

                                                                       EXHIBIT B
                        FORM OF SUPPLEMENTAL INDENTURE


     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                   ----------------------
_______________, among [SUBSIDIARY GUARANTOR] (the "New Subsidiary Guarantor"),
                                                    ------------------------
a subsidiary of The Wiser Oil Company (or its successor), a Delaware corporation (the "Company"), THE WISER OIL COMPANY, the Subsidiary Guarantors (the "Existing
      -------                                                           --------
Subsidiary Guarantors") under the Indenture referred to below, and TEXAS
---------------------
COMMERCE BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the "Trustee").
            -------

                             W I T N E S S E T H :

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of May 21, 1997, providing for the issuance of an
 ---------
aggregate principal amount of $125,000,000 of 9 1/2% Senior Subordinated Notes due 2007 (the "Securities");
               ----------

          WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

          WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1.  Definitions.  (a)  Capitalized terms used herein without
              ------------
definition shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

          2.  Agreement to Guarantee.  The New Subsidiary Guarantor hereby
              -----------------------
agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Securities.

          3.  Ratification of Indenture; Supplemental Indentures Part of
              ----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          4.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
              --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          5.  Trustee Makes No Representation. The Trustee makes no
              --------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

          6.  Counterparts.  The parties may sign any number of copies of this
              -------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7.  Effect of Headings.  The Section headings herein are for
              -------------------
convenience only and shall not effect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                              [NEW SUBSIDIARY GUARANTOR]


                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------


                              THE WISER OIL COMPANY


                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------

                              [SUBSIDIARY GUARANTORS]


                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------


                              TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, as Trustee


                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------